Exhibit 10.1

Snap Inc.
Restricted Stock Unit Grant Notice - Global
(2017 Equity Incentive Plan)

Snap Inc. (the “Company”), pursuant to its 2017 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“Restricted Stock Units” or “RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Stock Unit Grant Notice”) and in the Plan and the Restricted Stock Unit Agreement (the “Award Agreement”), including any special terms and conditions for Participant’s country of residence and/or work set forth in the attached appendix (the “Appendix”), all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Award Agreement (including the Appendix). In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control, except as expressly overridden or amended in this Award Agreement.
Employee Number:
Participant:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units/Shares:

Vesting Schedule:     Participant will receive a benefit with respect to an RSU only if it vests. A time and service-based requirement (the “Service-Based Requirement”) must be satisfied in order for an RSU to vest. An RSU shall actually vest (and therefore become a “Vested RSU”) on the date on which the Service Based Requirement is satisfied with respect to that particular RSU (the “Vesting Date”). All RSUs that do not become Vested RSUs will be immediately forfeited to the Company upon expiration at no cost to the Company.

    The Service-Based Requirement will be satisfied in installments as follows, subject to Participant providing Continuous Service from the Vesting Commencement Date through the dates indicated:

[_________________________________]

If the Participant dies while in Continuous Service, the Service-Based Requirement will be satisfied as to 100% of the RSUs for which the Service-Based Requirement otherwise already was not satisfied.

Issuance Schedule:     Subject to any Capitalization Adjustment, one share of Common Stock will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

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Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement (including the Appendix) and the Plan. Participant acknowledges and agrees that this Restricted Stock Unit Grant Notice and the Award Agreement (including the Appendix) may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement (including the Appendix) and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Common Stock pursuant to the Award and supersede all prior oral and written agreements on that subject with the exception, if applicable, of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law, and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.

By accepting this Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

Snap Inc. By: Title:	Participant: Digitally Accepted on:

Attachments:     Award Agreement (including the Appendix), 2017 Equity Incentive Plan

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Snap Inc.
2017 Equity Incentive Plan
Restricted Stock Unit Agreement - Global

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Award Agreement”), including any special terms and conditions for your country of residence and/or work set forth in the attached appendix (the “Appendix”), and in consideration of your services, Snap Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (the “Award”) pursuant to Section 11 of the Company’s 2017 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Award Agreement or the Grant Notice will have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice and the Plan (which shall control in the event of any conflict, except as expressly overridden or amended in this Award Agreement), are as follows:
1.Grant of the Award. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units/shares of Common Stock subject to the Award. This Award was granted in consideration of your services to the Company or an Affiliate. Except as otherwise provided herein, you will not be required to make any payment to the Company or an Affiliate (other than services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Company’s Common Stock to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock upon vesting of your Stock Units, and, to the extent applicable, references in this Award Agreement and the Grant Notice to Common Stock issuable in connection with your Stock Units will include the potential issuance of its cash equivalent pursuant to such right.
2.Vesting. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Restricted Stock Units/shares of Common Stock credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock.
3.Number of Shares. The number of Restricted Stock Units/shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.Securities Law Compliance. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.Transfer Restrictions. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units. At your death, vesting of your Award will cease and your executor or administrator of your estate will be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested but was not issued before your death.
6.Date of Issuance.
(a)The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Award Agreement, in the event one or more Restricted Stock Units vests, the Company will issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.
(b)If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day. In addition, if:
(i)the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Plan”)), and
(ii)either (1) Withholding Taxes do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Taxes by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Award Agreement (including but not limited to a commitment under a 10b5-1 Plan) and (C) not to permit you to pay the Withholding Taxes in cash or from other compensation otherwise payable to you by the Company, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but, if you are subject to taxation in the United States, in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original

Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).
(c)The form of delivery of the shares of Common Stock in respect of your Award (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.
7.Dividends. You will receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
8.Restrictive Legends. The shares of Common Stock issued under your Award will be endorsed with appropriate legends as determined by the Company.
9.Execution of Documents. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Award Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
10.Award not a Service Contract.
(a)Your Continuous Service with the Company or an Affiliate is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice (subject to applicable law and the terms of your employment or engagement agreement, if any). Nothing in this Award Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Award Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Award Agreement or Plan; or (iv) deprive the Company or an Affiliate of the right to terminate your employment without regard to any future vesting opportunity that you may have.
(b)By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award is earned only by continuing as an employee, director or consultant of the Company or an Affiliate and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Award Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Award Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Award Agreement, for any period, or at all, and will not interfere in any way with your right or the right of the Company or an Affiliate to terminate your Continuous Service at any time, with or without cause and with or without notice, and will not interfere in any way with the Company’s right to conduct a reorganization.
(c)By accepting your Award, you acknowledge, understand and agree that:
(i)the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;
(ii)the grant of your Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards (whether on the same or different terms), or benefits in lieu of awards, even if awards have been granted in the past;
(iii)your Award and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, vacation, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(iv)no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.
11.Withholding Obligations.
(a)On each vesting date, and on or before the time you receive a distribution of the shares underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax and social security withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) (pursuant to this authorization and without further consent) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your

Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 6) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s (or Affiliate’s) required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and, if applicable, foreign tax purposes, including payroll taxes and social security, that are applicable to supplemental taxable income; and provided further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee. However, the Company does not guarantee that you will be able to satisfy the Withholding Taxes through any of the methods described in the preceding provisions and in all circumstances you remain responsible for timely and fully satisfying the Withholding Taxes.
(b)Unless the tax and social security withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock or other consideration pursuant to this Award.
(c)In the event the Company or Affiliate’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
12.Tax Consequences. The Company has no duty or obligation to minimize the tax or social security consequences to you of this Award and will not be liable to you for any adverse tax or social security consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and legal advisors regarding the tax and social security consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.
13.Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Award Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Award Agreement until such shares are issued to you pursuant to Section 6 of this Award Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
14.Notices. Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the national Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to the Company at its primary executive offices, attention: Stock Plan Administrator, and addressed to you at your address as on file with the Company at the time notice is given.

15.Headings. The headings of the Sections in this Award Agreement are inserted for convenience only and will not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.

16.Additional Acknowledgements. You hereby consent and acknowledge that:
(a)Participation in the Plan is voluntary and therefore you must accept the terms and conditions of the Plan and this Award Agreement and Grant Notice as a condition to participating in the Plan and receipt of this Award. This Award and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past. All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the size of such awards and performance and other conditions applied to the awards, will be at the sole discretion of the Company.
(b)The future value of your Award and the underlying shares of Common Stock is unknown, indeterminable, and cannot be predicted with certainty. Neither the Company nor any Affiliate shall be liable for any exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your Award or of any amounts due to you on the subsequent sale of any shares of Common Stock distributed to you on the vesting of your Award.
(c)The rights and obligations of the Company under your Award will be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(d)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(e)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(f)This Award Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(g)All obligations of the Company under the Plan and this Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and assets of the Company.
17.Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations,

amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
18.Effect on Other Employee Benefit Plans. The value of the Award subject to this Award Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
19.Choice of Law. The interpretation, performance and enforcement of this Award Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules.
20.Severability. If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
21.Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.
22.Amendment. This Award Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Award Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Award Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change will be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
23.Compliance with Section 409A of the Code. This Section applies if you are subject to taxation in the United States. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the earlier of: (i) the fifth business day following your death, or (ii) the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
24.Data Transfer.
(a)If you are located in a country other than the European Union, Switzerland and the United Kingdom, you explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, you may contact the Stock Plan Administrator.
(b)For the purposes of operating the Plan in the European Union, Switzerland and the United Kingdom, the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.
25.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
26.Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Award Agreement. If you have received this Award Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
27.Foreign Asset/Account, Exchange Control and Tax Reporting. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.
28.Appendix. Notwithstanding any provisions in this Award Agreement, your Award shall be subject to the special terms and conditions for your country of residence and/or work set forth in the Appendix attached hereto which, where applicable, shall prevail in the event of conflict between such terms and conditions and the terms of this Award Agreement, Grant Notice, and/or the Plan. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.

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    This Award Agreement will be deemed to be signed by the Company and the Participant upon the signing or electronic acceptance by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.

Appendix to Restricted Stock Unit Award Agreement
This Appendix includes special terms and conditions that govern the Restricted Stock Units granted to you under the Plan if you reside or work in one of the countries listed below.
The information contained below is general in nature and may not apply to your particular situation. You are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Australia
Breach of Law. Notwithstanding anything else in the Plan or the Award Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Australian Corporations Act 2001 (Cth) (“Corporations Act”), any other provision of the Corporations Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Securities Law Information. The grant of the Award under, and your participation in, the Plan, and any subsequent issue of shares of the Company’s Common Stock, is made under and in accordance with the relief provided by, and the requirements of, Division 1A of Part 7.12 of the Corporations Act.
Advice. Any advice given to you by the Company, or a related body corporate of the Company, or a representative of the Company or any such related body corporate, in relation to the Award, should not be considered as investment advice and does not take into account your specific objectives, financial situation, or needs.
Australian law normally requires persons who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is material for investors to make an informed decision. The usual rules do not apply to this offer because it is made under and in accordance with the relief provided by, and the requirements of, Division 1A of Part 7.12 of the Corporations Act. As a result, you may not be given all of the information normally expected when receiving an offer of financial products in Australia.
You should consider obtaining your own personal financial advice with respect to the offer of the Award.
Risks. There are risks associated with the Company and a number of general risks associated with an investment in the Restricted Stock Units and the underlying shares of the Company’s Common Stock. These risks may individually or in combination materially and adversely affect the future operating and financial performance of the Company and, accordingly, the value of shares of the Company’s Common Stock. There can be no guarantee that the Company will achieve its stated objectives. Before agreeing to participate in the Plan, you should be satisfied that you have a sufficient understanding of the risks involved in making an investment in the Company and whether it is a suitable investment, having regard to your objectives, financial situation, and needs.
The Restricted Stock Units will only vest on the satisfaction of the conditions (if any) set out in the enclosed Restricted Stock Unit Grant Notice and the issue to you of the shares of the Company’s Common Stock is subject to the terms of this Grant Notice, Award Agreement and the Plan. There is a chance that any conditions attaching to the Awards may never be fulfilled and that the Award will not vest.
Further risks and rights with respect to holding Awards are set out in this Grant Notice, Award Agreement and the Plan.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. You understand that the Australian bank assisting with the transaction may file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report. You should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in Australia.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act).
Disposal Restriction. Notwithstanding anything else in the Plan or the Award Agreement, you may not sell, transfer, assign, pledge or otherwise encumber, deal with, make over or part with your Restricted Stock Units (whether legally or beneficially), either voluntarily or by operation of law, except on your death.
Privacy. Section 24 (Data Transfer) is deleted and replaced with the following:
    24. PRIVACY. You explicitly and unambiguously consent to the collection, holding, use and disclosure, in electronic or other form, of your personal information (as that term is defined in the Privacy Act 1988 (Cth)) as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, email address and other contact details, date of birth, tax file number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). The collection of this information may be required for compliance with various legislation, including the Corporations Act 2001 (Cth) and applicable taxation legislation. You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protection of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to collect, hold, use and disclose the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of the Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan or for the period required by law, whichever is the longer. You may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. You acknowledge that further information on how your employer, the Company and its Affiliates collect, hold, use and disclose

Data and other personal information (and how you can access, correct or complain about the handling of that Data or other personal information by your employer, the Company and its Affiliates) can be found at this link in the privacy policies of your employer, the Company and its Affiliates (as applicable).
Austria
Compliance with Law. By accepting the Award and accepting the terms of the Award, you acknowledge and agree that you are responsible for complying with all applicable Austrian laws and you shall not assume that the terms of the Award summarize all requirements under applicable laws.
Non-Binding Reservation. All claims set forth in the Plan, the Grant Notice and the Award Agreement (including the Appendix) shall be considered as non-binding and shall not give rise to any legal rights to any payments. Should entitlements be acquired nonetheless, these shall be revocable.
Notices. Section 14 (Notices) is hereby further specified as the term "in writing" shall be interpreted as text form.
Data Transfer. Section 24 (Data Transfer) is deleted and replaced with the following:
24. Data Transfer. By participating in the Plan, you understand that your personal data will be processed, including transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company (as the controller and located at 3000 31st Street, Santa Monica, CA 90405, dpo@snap.com) and its Affiliates (a list of Affiliates may be found here) for the exclusive purpose of implementing, administering and managing your participation in the Plan according to the RSU Grant Notice, the Award Agreement and the Appendix (Art 6 (1)b GDPR). You understand that the Company, its Affiliates and your employer hold certain personal information about you, i.e. name, home address and telephone number, date of birth, identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the provision of your Data is necessary to enter into the RSU Grant Notice, the Award Agreement and the Appendix and that refusing to provide the Data may affect your ability to participate in the Plan. You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or a third country outside the EEA, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country and that local authorities may access your Data. However, we implement appropriate safeguards to ensure that your rights are protected in accordance with the GDPR. This includes the conclusion of the EU Commission's standard contractual clauses for the transfer of personal data (Art 46(2) c GDPR). Further details on the implemented safeguards as well as copies of the respective agreements are available on request at dpo@snap.com. You may request a list with the names and addresses of any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”).
You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan and beyond that for a period of 7 years after termination of the contractual relationship or as long as required by law (e.g. due to tax or company law storage obligations) or other legitimate interests in storage exist (e.g. as evidence for the assertion of legal claims in already pending or imminent proceedings).

In accordance with the statutory provisions, you may, at any time, view the Data, request additional information about the storage and processing of the Data (right to access), require any necessary amendments to the Data (right to rectification) or refuse or withdraw a consent provided, if any, with effect for the future, as well as exercise your rights to erasure, data portability, restriction of the processing and objection, in any case without cost, by contacting the Stock Plan Administrator in writing. Further, you have a right to lodge a complaint with a competent data protection authority. No automated decisions within the meaning of Art 22 GDPR are used. For more information on the processing of your personal data you may contact the Stock Plan Administrator (see contact details above).
Contact details of the Data Protection Officer: Snap Inc., 3000 31st Street, Santa Monica, CA 90405, dpo@snap.com
Contact details of Snap Inc's EU representative: Snap B.V., Keizersgracht 440 B, 1016 GD, Amsterdam, The Netherlands, dpo@snap.com
Cause. This provision supplements the definition of “Cause” set out in the Plan to the effect that it shall include any other solid grounds for termination (“wichtiger Grund”) within the meaning of sec 25 and 27 of the Austrian Act on White-Collar Workers (“Angestelltengesetz”).
Exchange Control Information. If you hold shares of Common Stock obtained under the Plan outside of Austria, you may be required to submit reports to the Austrian National Bank on a quarterly basis if the cumulative value of all securities, except for those held in a securities account located in Austria, in any given quarter meets or exceeds €5,000,000. The reporting date is the last day of the respective quarter; the deadline for filing the quarterly report is the 15th day of the month following the respective quarter (e.g. for the first quarter, 31 March is the reporting date and the filing must occur until 15 April).
When shares of Common Stock are sold, you may be required to comply with certain exchange control obligations if the cash proceeds from the sale are held outside of Austria. If the transaction volume of all your accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month.
Securities Law Information. The Award, the Restricted Stock Units and/or the shares of Common Stock are conferred solely upon the Participant, not transferable and in no way intended to be publicly offered in Austria. Neither this document nor any other materials relating to the Restricted Stock Units and the shares of Common Stock: (i) constitutes a prospectus according to the EU Prospectus Regulation (Regulation (EU) 2017/1129) or the Austrian Capital Market Act (Kapitalmarktgesetz); (ii) may be publicly distributed or otherwise made publicly available in Austria to any person other than a grantee; or (iii) has been or will be filed with, approved or supervised by any supervisory authority, including the Austrian Financial Market Authority (Finanzmarktaufsichtsbehörde – FMA).
Belgium
Foreign Asset / Account / Legal Construction Reporting. Belgian residents are required to report any security (e.g., shares of Common Stock acquired under the Plan) or bank account established outside of Belgium or legal construction on their annual tax return. In a separate report, Belgian residents are also required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). The forms to complete this report are available on the website of the National Bank of Belgium. Belgian residents should consult with their personal tax advisors to determine their personal reporting obligations.
Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a non-Belgian financial intermediary, such as a U.S. broker. The stock exchange tax likely will apply when the shares of Common Stock are sold. You should consult with your personal tax advisor for additional details on your obligations with respect to the stock exchange tax.
Securities Account Tax. A securities account tax applies if the average annual value of securities (including shares acquired under the Plan) held by you in a securities account exceeds certain thresholds, subject to certain conditions. You should consult with your personal tax advisor for additional details on your obligations with respect to the securities account tax.
Data Transfer.  Section 24(a) (Data Transfer) is deleted and replaced with the following:

24.     DATA PROCESSING AND DATA TRANSFER.

(a)    By participating in the Plan, you acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.  You understand that the Company, its Affiliates and your employer hold certain personal data about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the provision of your personal data is a requirement necessary to enter into the RSU Grant Notice, the Award Agreement and the Appendix. You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with the applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of the data processors and any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). The Data may be transferred to a broker or other third party with whom you would like to elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. Subject to the limitations set forth in applicable data protection laws, you may also have the right to erasure, data portability, restriction of the processing and objection. Furthermore, if you think your data protection rights have been breached, you may lodge a complaint with your national data protection authority (Data Protection Ombudsman). For more information on the processing of the Data, you may contact the Stock Plan Administrator.

Brazil
Compliance with Law. By accepting the Award and accepting the terms of the Award Agreement, you acknowledge and agree to comply with all applicable Brazilian laws and pay any and all applicable Taxes associated with the Award, the sale of shares of Common Stock acquired under the Plan, and the receipt of any dividends paid on such shares of Common Stock.
Exchange Control Information. If you are a Brazilian resident, you must periodically disclose to the Central Bank of Brazil a declaration of assets and rights held abroad. The reporting is made by means of a Statement of Brazilian Capitals Abroad (“DCBE”) and must be submitted annually if the aggregate value of such assets and rights is US$1,000,000 or more. Notwithstanding the above, the declaration is required quarterly if at the dates of March 31, June 30 and September 30, of each year, the aggregate value of such assets and rights held outside of Brazil is US$100,000,000 or more. Assets and rights that must be reported include shares of Common Stock acquired under the Plan. You should consult with a personal advisor to ensure compliance with the applicable exchange control requirements.
Securities Law Information. Please note that the offer of an award under the 2017 Equity Incentive Plan does not constitute a public offer in Brazil, and therefore it is not subject to registration with the Brazilian authorities.

Taxation and tax reporting: As a result of the acquisition, holding and/or transfer of the Award, shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan, you may be subject to taxation. It is your responsibility to comply with these tax and reporting obligations, and you should consult with your own personal tax advisor in this regard.

Acknowledgment of Forfeiture and Clawback Provisions. By accepting the Award, you acknowledge being subject to the provisions of any forfeiture and claw-back policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law.

Additional Acknowledgements. The following sub-section is added as Section 16(h):
(h) In accepting this Award Agreement, you acknowledge being subject to the provisions of any forfeiture and claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law.
Canada
Grant of the Award. The final sentence of Clause 1 (“Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock upon vesting of your Stock Units, and, to the extent applicable, references in this Award Agreement and the Grant Notice to Common Stock issuable in connection with your Stock Units will include the potential issuance of its cash equivalent pursuant to such right.”) is deleted; provided further, that your Stock Units may only be settled with newly-issued shares of Common Stock,
Data Transfer. The following provision supplements Section 24 of the Award Agreement:
“You hereby authorize the Company and its representatives to discuss with and obtain all relevant personal data from you and/or any personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, any Affiliates and any stock plan service provider that may be selected by the Company to assist with the Plan to use and disclose your personal data to other third parties as needed in order to obtain advice, facilitate and administer the Plan and/or comply with their legal obligations. Some of these Affiliates and service providers may be located in jurisdictions outside of Canada. Accordingly, your personal data may be accessible to courts, law enforcement, and national security entities in such jurisdictions. You also understand that you may contact Snap’s Data Protection Officer privacynotice@snap.comin order to: (i) exercise your rights to access and/or rectify your personal data, where applicable; (ii) withdraw consent to the continued use or disclosure of your personal data, subject to legal obligation and reasonable notice; (iii) ask questions regarding the collection, use and/or disclosure of your personal data in connection with this Award Agreement.
Continuous Service. This provision supplements the definition of “Continuous Service” set out in the Plan. The Participant’s Continuous Service will be determined without regard to any period of statutory, contractual, common law, civil law or other reasonable notice of termination of employment or any period of salary continuance or deemed employment and regardless of whether the Participant’s termination of employment was lawful; provided, however, that where any greater period is expressly required by applicable employment or labour standards legislation (if such legislation is applicable), the Participant’s Continuous Service will be deemed to end immediately following the minimum prescribed period under that legislation.
Cause. Section 13(g) of the Plan is deleted in its entirety and replaced with the following:
(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony, indictable offence or other crime involving fraud, dishonesty or moral turpitude under the laws of the United States, or any state thereof, Canada, or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct; provided, however, that for Employees in Ontario, “Cause” means wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
Employment Law Compliance. Should a discrepancy (including contravention, conflict or inconsistency) exist between any express written term in any written document, the Plan, or your Award Agreement, on the one hand, and minimum statutory entitlements provided for under applicable employment or labour standards legislation (if such legislation is applicable), on the other hand, the minimum statutory entitlements provided for under employment or labour standards legislation (if such legislation is applicable) will prevail and your entitlements (as applicable) shall be increased only to the extent necessary to satisfy the minimum statutory requirements.

Securities Law Information. The definition of the following terms in Section 13 of the Plan are modified for issuances of securities to eligible persons in Canada as follows:
●“Affiliate” in the Plan is modified such that control for purposes of determining any “parent” or “subsidiary” is measured by the holding of over fifty percent (50%) of the voting securities of an issuer.
●“Consultant” in the Plan is supplemented by the following: “For purposes of issuances of securities under the Plan to Consultants in Canada, a Consultant means a person, other than an employee, executive officer or director of the Company or an Affiliate that (a) is engaged to provide services to the Company or an Affiliate, other than services provided in relation to a distribution; (b) provides the services under a written contract with the Company or an Affiliate; and (c) spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate and includes (d) for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner, and (e) for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate.”
You understand that you are permitted to sell Common Stock acquired pursuant to the Plan, provided that the Company is a “foreign issuer” that is not a public company in any jurisdiction of Canada and the sale of the Common Stock acquired pursuant to the Plan takes place: (i) through an exchange, or a market, outside of Canada on the distribution date; or (ii) to a person or company outside of Canada. For purposes hereof, in addition to not being a reporting issuer in any jurisdiction of Canada, a “foreign issuer” is an issuer that: (i) is not incorporated or existing pursuant to the laws of Canada or any jurisdiction of Canada; (ii) does not have its head office in Canada; and (iii) does not have a majority of its executive officers or directors ordinarily resident in Canada. If any designated broker is appointed under the Plan, you shall sell such securities through the designated broker.
Foreign Asset/Account Reporting Information. If you are a Canadian resident, you may be required to report your foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds C$100,000 at any time in the year. Foreign property includes shares of Common Stock acquired under the Plan, and may include the Restricted Stock Units. The Restricted Stock Units must be reported--generally at a nil cost--if the C$100,000 cost threshold is exceeded because of other foreign property you hold. If shares of Common Stock are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares of Common Stock. The ACB ordinarily would equal the fair market value of the shares at the time of acquisition, but if you own other shares of Common Stock, this ACB may have to be averaged with the ACB of the other shares. The form T1135 generally must be filed by April 30 of the following year. You should consult with a personal advisor to ensure compliance with the applicable reporting requirements.
Award Not a Service Contract. In Sections 10(a) and 10(b), references to “and with or without notice” are deleted.
Withholding Obligations. Section 11(a) is deleted and replaced with the following:

11. WITHHOLDING OBLIGATIONS.
(a)On each vesting date, and on or before the time you receive a distribution of the shares underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate arrangements satisfactory to the Company or adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Additionally, the Company or any Affiliate may satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) (subject to your written consent) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and its Affiliates; or (iv) permitting you (subject to your written consent) to surrender Restricted Stock Units to the Company for a cash payment which shall be used to satisfy the Withholding Taxes, whereby the number of Restricted Stock Units that may be surrendered for a cash payment shall be equal to the Withholding Taxes divided by a Fair Market Value (measured as of the date shares of Common Stock are otherwise issuable to you pursuant to Section 6). However, the Company does not guarantee that you will be able to satisfy the Withholding Taxes through any of the methods described in the preceding provisions and in all circumstances you remain responsible for timely and fully satisfying the Withholding Taxes.
The following provision only applies if you reside in Quebec:
Language. The Participant confirms they were given the opportunity to review and negotiate this Award Agreement, and that they have expressly chosen to do so in the English language, and to use the English language for any future documents, and notices relating to the Option Agreement, as applicable.
Le Participant confirme qu'il a eu la possibilité d'examiner et de négocier la présente Convention d’attribution et qu'il a expressément choisi de le faire en anglais, y compris pour tout document ou avis futur s’y rattachant, le cas échéant.
China
The following provisions govern your participation in the Plan if you are a national of the People’s Republic of China (“PRC” or “China”). Notwithstanding the foregoing, the Company reserves the right to apply any or all of the following provisions to individuals who are not PRC nationals but resident in the PRC to the extent it determines such is necessary or advisable:
Vesting. Notwithstanding Section 2 or anything to the contrary in the Award Agreement or the Grant Notice, an Award will not vest and shall not become a Vested RSU until any necessary approval or registration (if required) from the PRC State Administration of Foreign Exchange or its local counterpart (“SAFE”) under applicable exchange control rules has been received with respect to such RSU on or before the RSU expires.
Settlement of Awards and Sale of Common Stock. The Company may require that any shares of Common Stock acquired pursuant to the RSUs be sold, either immediately after issuance or within a specified period following the termination of your Continuous Service. You agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the designated broker to complete the sale of such shares. You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the shares (including, without limitation, as to the transfers of the proceeds and other exchange control matters provided below) and shall otherwise cooperate with the Company with respect to such matters, provided that you shall not be permitted to exercise any influence over how, when or whether the sales occur. You acknowledge that the designated broker is under no obligation to arrange for the sale of the shares at any particular price. Due to fluctuations in the share price and/or applicable exchange rates between the date the shares are issued and (if later) the date on which the shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the Market Value of the shares on the Vesting Date or the date the shares are issued.
Upon the sale of the shares, the Company agrees to pay the cash proceeds from the sale (less any applicable Withholding Taxes, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations.
Foreign Exchange Obligations. You understand and agree that, pursuant to exchange control laws in the PRC, you will be required to immediately repatriate to the PRC the cash proceeds from the sale of any shares issued upon vesting of the RSUs and, if applicable, any dividends you may receive in relation to the shares. You further understand that, under applicable law, such repatriation of your cash proceeds may need to be effected through a special exchange control account established by the Company or a Subsidiary in the PRC, and you hereby consent and agree that any proceeds you may receive as a result of participation in the Plan may be transferred to such special account prior to being delivered to you. Further, you acknowledge that the Company or a Subsidiary has no obligation to, but may, convert the proceeds that you realize from your participation in the Plan from U.S. dollars to Renminbi using any exchange rate chosen by the Company and, if funds are so converted, they will be converted as soon as practicable, which may not be immediately after the date that such proceeds were realized. If such currency conversion occurs, you will bear the risk of any fluctuation in the U.S. dollar/Renminbi exchange rate between the date you realize U.S. dollar proceeds from your participation in the Plan and the date that you receive cash proceeds converted to Renminbi. If the proceeds from your participation in the Plan are paid to you in U.S. dollars, you understand that you will be required to set up a U.S. dollar denominated bank account in the PRC and provide the bank account details to the Company or your employer so that your proceeds may be deposited into the account. Finally, you agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in the PRC, as determined by the Company in its sole discretion.
Denmark
Stock Option Act. You acknowledge that you received the Employer Statement in Danish (a copy of which is appended hereto at Attachment I) which sets forth additional terms of the Award to the extent the Danish Stock Options Act applies.
Foreign Asset / Account Reporting. If you establish an account holding cash or shares of Common Stock outside Denmark, you must report the account to the Danish Tax Administration.
Finland

Compliance with Law. By accepting the Award and accepting the terms of the Award Agreement, you acknowledge and agree to comply with all applicable Finnish laws and pay any and all applicable Withholding Taxes associated with the Award, the sale of shares of Common Stock acquired under the Plan, and the receipt of any dividends paid on such shares of Common Stock.
Foreign Asset/Account Reporting.  Finnish residents are required to report any security (e.g., shares of Common Stock acquired under the Plan) established outside of Finland on their annual tax return.  Finnish residents should consult with their personal tax advisors to determine their personal reporting obligations.
Tax withholding. The following information assumes that you (the employee) are liable to unlimited tax in Finland. For employees with limited tax liability in Finland, taxation may be exempt in whole or in part in Finland depending on the circumstances in the individual case.

Upon vesting and settlement of the Awards, the benefit, i.e. the fair market value of Restricted Stock Unit awards at the time of vesting and settlement minus the total price paid for the Restricted Stock Unit awards (if any), is taxed as employment income at progressive rates, depending on your yearly income and municipal residency. Your Finnish employer will be responsible for making tax deductions and paying applicable employer's contributions.

The vesting and settlement of the Awards might lead to the need to for you to request for a new tax card or for prepayment from the Finnish Tax Administration. If the amount of withhold tax is too low to cover the taxes during the year, it might lead to residual taxes and late payment interest.

The tax deductions made by the employer relating to settlement of the Awards shall be performed during the calendar year either by adding the value of the benefit to the wages of the next pay period or by dividing the value into equal instalments over the remaining months of the year. If the benefit is significant, the withholdings shall be spread over the remaining months of the year. The tax deduction can only be made from cash salary and may not exceed the net salary for the current month the benefit should have been reported. Any excess tax on the benefit is to be paid by the employee to the tax authorities.

Any income tax withheld by your employer is not final. Your final income tax will be assessed based on the annual income tax return you will file the year following the settlement of the Awards.
Tax Reporting. You must report and pay income tax on the settlement of the Awards, on the dividends/dividend equivalents and the sales proceeds relating to the shares acquired under the Plan. In general, the statutory deadline of filing annual income tax returns for taxpayers is in May following the respective tax year, but in several cases tax advances should also be paid during the tax year to avoid residual taxes. However, you should consult with your personal tax advisor to ensure that you comply with applicable tax requirements in Finland.
Securities Law Information. Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation ((EU) Regulation 2017/1129) and the offering of the RSU Award or its underlying securities will only be made provided that it shall not require the Company to publish a prospectus pursuant to the EU Prospectus Regulation. This notice does not constitute a prospectus under the EU Prospectus Regulation and has therefore not been approved by or registered with the Finnish Financial Supervisory Authority or any other authority in Finland.

Language. You confirm having read and understood the documents relating to the Plan, including the Award Agreement with all terms and conditions included therein, which were provided in the English language.  You accept the terms of those documents accordingly and do not need their translation into Finnish or, if needed, you will be responsible for arranging such translation yourself.
Data Transfer.  Section 24(a) (Data Transfer) is deleted and replaced with the following:

24.     DATA PROCESSING AND DATA TRANSFER.

(a)    By participating in the Plan, you acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.  You understand that the Company, its Affiliates and your employer hold certain personal data about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the provision of your personal data is a requirement necessary to enter into the RSU Grant Notice, the Award Agreement and the Appendix. You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with the applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of the data processors and any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). The Data may be transferred to a broker or other third party with whom you would like to elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. Subject to the limitations set forth in applicable data protection laws, you may also have the right to erasure, data portability, restriction of the processing and objection. Furthermore, if you think your data protection rights have been breached, you may lodge a complaint with your national data protection authority (Data Protection Ombudsman). For more information on the processing of the Data, you may contact the Stock Plan Administrator.

Germany
Sole Contact and Contractual Partner Information. Please note that the Award, the Grant Notice, the Award Agreement, the Appendix and your participation in the Plan do not create any claims against the Affiliate of the Company you are employed by/your German employer either directly or indirectly. To be clear: your sole contact and sole contractual partner regarding the Plan and the Award is the Company and they are not part of your contractual salary.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of shares of Common Stock or the receipt of dividends), the report must be made by the 5th day of the month following the month in which the payment was received. The report must be filed electronically and the form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) in both German and English. You are responsible for making this report.
Foreign Asset/Account Reporting Information. German residents holding shares of Common Stock must notify their local tax office if the acquisition of shares of Common Stock leads to a so-called qualified participation at any point during the calendar year. A qualified participation is attained only in the unlikely event (i) you own at least 1% of the Company and the value of the shares of Common Stock acquired exceeds €150,000, or (ii) you hold shares of Common Stock exceeding 10% of the total capital of the Company.
Securities Disclaimer. The participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Directive as implemented in Germany.
Data Transfer.  Section 24 (a) (Data Transfer) is deleted and replaced with the following:

By participating in the Plan, you acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.  You understand that the Company, its Affiliates and your employer hold certain personal data information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the provision of your personal data is a requirement necessary to enter into the RSU Grant Notice, the Award Agreement and the Appendix. You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with the applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of the data processors and any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). The Data may be transferred to a broker or other third party with whom you would like to elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. Subject to the limitations set forth in applicable data protection laws, you may also have the right to erasure, data portability, restriction of the processing and objection. Furthermore, if you think your data protection rights have been breached, you may lodge a complaint with your national data protection authority (Data Protection Ombudsman). For more information on the processing of the Data, you may contact the Stock Plan Administrator.
Hungary
Compliance with Law. By accepting the Award and accepting the terms of the Plan and the Award Agreement, you acknowledge and agree that you are responsible for complying with all applicable Hungarian laws – and you shall not assume that the terms of the Plan and the Award Agreement summarize all requirements under applicable laws – and you acknowledge and undertake to report and pay any and all applicable taxes associated with the Award, the sale of shares of Common Stock acquired under the Plan, and the receipt of any dividends paid on such shares of Common Stock.

Continuous Service. By accepting the Award, the attached Plan and terms and conditions of the Award Agreement, and by signing the Grant Notice, you acknowledge that if your Continuous Service with your Hungarian employer – being the Subsidiary of the Company – terminates for any reason, any portion of your Award that has not vested will be forfeited upon such termination and you will have no further right, title or interest in the Award, the shares of Common Stock issuable pursuant to the Award, or any consideration in respect of the Award. For the sake of clarity, your Continuous Service will be considered terminated as of the termination date due to:
a.the termination of your employment by the parties’ mutual consent (as referred to in para. 64.§(1)a) of the Hungarian Labor Code);
b.the termination of your employment either by the Hungarian employer or you, as employee (as referred to in para. 64.§(1)b)-c) of the Hungarian Labor Code);
c.the expiry of your fixed term employment relationship (as referred to in para. 63.§(1)c) of the Hungarian Labor Code);
d.the Participant’s death (as referred to in para. 63.§(1)a) of the Hungarian Labor Code), or Disability; or
e.the termination of the Hungarian employer without legal succession (as referred to in para. 63.§(1)b) of the Hungarian Labor Code),
(regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and your right to vest in the Award under the Plan and the Award Agreement, if any, will terminate with effect of termination date of your employment. The date when your employment has been terminated shall be determined by the applicable law or your agreement with your employer, and your employer shall notify thereof the Company in accordance with Article 14 (Notices) of the Award Agreement.

No entitlement or Claims for Compensation. As supplement of Section 10 (Award Not A Service Contract) of the Award Agreement, by accepting the Award, the attached Plan and terms and conditions of the Award Agreement, and by signing the Grant Notice, you acknowledge and undertake the following:
a.the grant of this Award is voluntary and occasional, and does not create any contractual or other right to receive future grants of awards or any benefit based on this or on any potential reissued Award Agreement;

b.the grant of this Award does not constitute any binding obligation on the Company’s, or Hungarian employer’s side to renew/reissue of a new Award (whether on the same or different terms) after the expiry of the definite term of this Award Agreement;
c.your Award and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation, earnings, salaries, or other similar terms, under Hungarian labor law, used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides, or for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, vacation, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
d.you consulted with your own personal tax, financial and legal advisors regarding the terms and conditions of the Award, the attached Plan, Award Notice and Award Agreement regarding the tax, social security and legal consequences thereof;
e.the grant, vesting or settlement of your Award shall not give you an assumption, right, confirmation to continued employment with your Hungarian employer.
Securities Law Information. The grant of Awards and the settlement by the issuance of shares of Common Stock under the Plan qualifies as a private offering of securities in accordance with Section 14 of the Hungarian Capital Markets Act and Article 1(4)(i) of the EU Prospectus Regulation (2017/1129 EU Regulation).
The Company and the Participant acknowledge that the Company shall have the obligation to notify the Hungarian National Bank about any offering of Restricted Stock Units in accordance with the applicable laws of Hungary.
Legend. All written communication relating to grant of Awards in Hungary must contain a legend indicating that the granting and settlement is a “private offering” “zártkörű forgalomba hozatal” in Hungary.
Language. You confirm having read and understood the documents relating to the Plan, including the Award Agreement with all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly and do not need their translation into Hungarian or, if needed, you will be responsible for arranging such Hungarian translation yourself.
Data Transfer. Section 24(a) (Data Transfer) is deleted and replaced with the following:

24.     DATA PROCESSING AND DATA TRANSFER.

(a)    By participating in the Plan, you acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.  You understand that the Company, its Affiliates and your employer hold certain personal data information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the provision of your personal data is a requirement necessary to enter into the RSU Grant Notice, the Award Agreement and the Appendix. You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with the applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of the data processors and any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”) or your employer. The Data may be transferred to a broker or other third party with whom you would like to elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. Subject to the limitations set forth in applicable data protection laws, you may also have the right to erasure, data portability, restriction of the processing and objection.
Furthermore, if you think your data protection rights have been breached, you may lodge a complaint with the Hungarian supervisory authority, the NAIH (Nemzeti Adatvédelmi és Információszabadság Hatóság 1363 Budapest, Pf. 9), concerning the protection of your personal data (https://www.naih.hu).
At the preliminary stage of the offering, when the potential participating employees are approached and informed by the data controller on the plan, the legal basis for the collection, controlling, cross-border transfer and processing of the potential participating employee’s personal data is the “legitimate interest of the controller” and strictly the minimum personal data may be collected and transferred in order to launch the communication and administration of the plan. The legal basis for the collection, controlling, cross-border transfer and processing of personal data in connection with the implementation of the Plan will be execution of contract.
For more information on the processing of the Data, you may contact the Stock Plan Administrator.
Tax Reporting. You must report and pay income tax on the settlement of the Awards, on the dividends/dividend equivalents and the sales proceeds relating to the shares acquired under the Plan. In general, the statutory deadline of filing annual income tax returns for taxpayers is 20 May following the respective tax year, but in several cases tax advances should also be paid quarterly during the tax year. Please see the “Prospectus for 2017 Equity Incentive Plan” for details. However, you should consult with your personal tax advisor to ensure that you comply with applicable tax requirements in Hungary.
Withholding Obligations. By accepting the Award, the attached Plan and terms and conditions of the Award Agreement, and by signing the Grant Notice, you acknowledge that the Company is not obliged to assess, withhold or report your tax obligations under the applicable Hungarian tax laws with regard to the

Restricted Stock Units. Your Hungarian employer may take over the fulfillment of such obligations on the Company’s behalf in which case you will be notified.
India
The following provisions govern your participation in the Plan if you are a person resident in India. It is clarified that the Company reserves the right to apply any or all of the following provisions to individuals who are not Indian citizens/nationals, but considered as persons resident in India, to the extent it determines necessary or advisable under applicable Indian laws.
Compliance with Law. By accepting the Award and accepting the terms of the Award Agreement, you acknowledge and agree to comply with all applicable Indian laws and pay any and all applicable taxes associated with the Award, the sale of shares of Common Stock acquired under the Plan, and the receipt of any dividends paid on such shares of Common Stock.
Foreign Exchange Obligations. Notwithstanding anything contained in the Plan, the Award Agreement and/or the Grant Notice, the offer and issuance of any shares of Common Stock to a person resident in India shall be subject to, and in accordance with applicable laws, including the (Indian) Foreign Exchange Management Act, 1999 and the rules and regulations framed thereunder (as amended from time to time), including the Foreign Exchange Management (Overseas Investment) Rules, 2022 and the Foreign Exchange Management (Overseas Investment) Regulations, 2022 (“FEMA”).
You may be subject to additional reporting and compliance requirements if the acquisition of the shares pursuant to the settlement of restricted stock units exceeds the applicable thresholds from time to time prescribed under FEMA (such threshold currently being 10% of the Company’s paid-up equity capital and / or acquisition of control). It is your responsibility to comply with these requirements if you breach the prescribed thresholds.
Exchange Control Reporting Requirements. On sale of the shares of Common Stock received upon settlement under the Plan or the receipt of any dividends on the Common Stock, you acknowledge your obligation and agree to (i) repatriate any proceeds from the sale of shares of Common Stock or the receipt of any dividends to India within 180 days of the date of sale or the date of the dividends falling due (as maybe applicable), unless such proceeds are reinvested in compliance with FEMA and (ii) to obtain a foreign inward remittance certificate (“FIRC”) from the bank in which you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation. You will inform the employer immediately upon any divestment of the stock units/shares held by you as required to be disclosed by the employer under FEMA. It is your responsibility to comply with these requirements. Neither the Company nor the employer will be liable for any fines or penalties resulting from your failure to comply with any applicable laws.

Tax. By accepting the Award and accepting the terms of the Award Agreement, you acknowledge and agree to comply with all applicable Indian laws and report any income and pay any and all applicable taxes, as required by Indian laws, associated with the Award, the sale of shares of Common Stock acquired under the Plan, and the receipt of any dividends paid on such shares of Common Stock. You will co-operate with the board of directors of the Company and the Affiliate to ensure that the Company and the Affiliate are at all times compliant with all applicable laws. Without prejudice to the aforesaid, you will forthwith provide all necessary information upon request by the Affiliate in order for the Affiliate to make necessary filings with the regulatory authorities as required under applicable law. Where necessary and so directed by the Affiliate, you will make such payments/ deposit such amounts with the Affiliate so as to enable the Affiliate to comply with its tax obligations under applicable laws. You acknowledge and confirm that the entitlement to the shares of Common Stock is contingent upon you complying with your obligations herein, the Award Agreement and the Plan.
Tax Withholding Obligations. The following supplements Section 11 (Withholding Obligations) of the Award Agreement:
(d)    As a condition of the vesting of your Award, you therefore unconditionally and irrevocably agree:
(i)    to place the Company in funds and indemnify the Company in respect of (1) all liability to Indian income tax which the Company is liable to account for on your behalf directly to Government of India; (2) all liability towards depositing provident fund contributions which the Company is liable to deposit on your behalf with the provident fund commissioner; and (3) all liability towards provident fund contributions for which the Company is liable which arises as a consequence of or in connection with your Award (the “India Tax Liability”); or
(ii)    to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following vesting and as will provide the Company with an amount equal to the India Tax Liability; and to permit the Company to withhold an amount not exceeding the India Tax Liability from any payment made to you (including, but not limited to salary); and
(iii)    to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.
Privacy. Section 24 (Data Transfer) is deleted and replaced with the following:
24. Privacy. You explicitly and unambiguously consent to the collection, use, disclosure and transfer, in electronic or other form, of your personal information (as such term is defined in the Information Technology Act, 2000 read with the Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011) as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company and/or any Affiliate, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand and consent that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, you may contact the Stock Plan Administrator.
General. Further, the Plan and the corresponding documents have neither been delivered for registration nor are they intended to be registered with any regulatory authorities in India. These documents are not intended for distribution and are meant solely for the consideration of the person to whom they are addressed and should not be reproduced by you.
Italy
Sole Contact and Contractual Partner Information. Please note that the Award, the Grant Notice, the Award Agreement, the Appendix and your participation in the Plan do not create any claims against the Affiliate of the Company you are employed by/your Italian employer either directly or indirectly. To be clear: your sole contact and sole contractual partner regarding the Plan and the granted RSUs is the Company and they are not part of your contractual salary.
Securities Law Information. You acknowledge that the Plan is not intended to be publicly offered in or from Italy. Neither the Award Agreement nor any other materials relating to the option constitutes a prospectus, and neither the Award Agreement nor any other materials relating to the Plan may be publicly distributed nor otherwise made publicly available in Italy.
Language Acknowledgement. You confirm having read and understood the documents relating to the Plan, including the Award Agreement, with all terms and conditions included therein, which were provided in the English language only. You confirm that you have sufficient language capabilities to understand these terms and conditions in full.

Lei conferma di aver letto e compreso i documenti relativi al Piano, incluso il Regolamento del Piano, con tutti i relativi termini e condizioni, che sono stati forniti unicamente in lingua inglese. Lei conferma altresì di avere una conoscenza della lingua inglese tale da aver compreso pienamente il contenuto di tale documentazione ed i suddetti termini e condizioni.
Data Transfer. Section 24(a) (Data Transfer) is deleted and replaced with the following:
24.     Data Transfer.
(a) You consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with the applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of the data processors and of any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing; such withdrawal does not affect the lawfulness of processing based on consent before the withdrawal. You may also have a right to erasure, data portability, restriction of the processing and objection, as well as the right to lodge a complaint with a supervisory authority. Furthermore, if you think your data protection rights have been breached, you may lodge a complaint with your national data protection authority. You understand that the provision of your personal data is a requirement necessary to enter into the RSU Grant Notice, the Award Agreement and the Appendix, therefore refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the processing of the data, you may contact the Stock Plan Administrator.

Plan Document Acknowledgement. By accepting the Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Award Agreement in their entirety and fully understand and accept all provisions of the Plan and the Award Agreement.

You acknowledge that you have read and specifically and expressly approve the following sections of the Award Agreement and this Appendix, including: (10) Award Not a Service Contract; (11) Withholding Obligations; (12) Tax Consequences; (19) Choice of Law, (20) Severability; (24) Data Transfer; and (26) Language.

Foreign Asset/Account Reporting Information. If you are an Italian resident and, during any fiscal year, hold investments or financial assets outside of Italy (e.g., cash, shares of Common Stock) which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on Redditi Persone Fisiche Form, RW Schedule, or on a special form if you are not required to file a tax return).

Foreign Financial Assets Tax. The fair market value of any shares of Common Stock held outside of Italy is subject to a foreign assets tax. Financial assets include shares of Common Stock acquired under the Plan. The taxable amount will be the fair market value of the financial assets assessed at the end of the calendar year. You should consult with your personal tax advisor about the foreign financial assets tax.

Japan
Securities Law Information. The Company notifies to you, and you acknowledge, that: (i) the solicitation of the Awards falls under the category of solicitation towards a small number of investors as provided in article 23-13.4 of the Financial Instruments and Exchange Law of Japan (kinyuu shouhin torihiki hou) (Law No. 25 of 1948, as amended) and therefore no notification under article 4.1 of the same has been made in respect of the solicitation; (ii) you are prohibited from transferring the Awards unless transferred as a whole; and (iii) the Awards cannot be divided into parts.
Foreign Asset/Account Reporting Information. Japanese residents are required to report details of any assets held outside of Japan as of December 31, including shares of Common Stock acquired under the Plan, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. You are responsible for complying with this reporting obligation if applicable to you and you should consult your personal tax advisor in this regard. If you do not comply with this reporting obligation, you may be subject to imprisonment of up to 1 year or a fine of up to ¥500,000.
Data Privacy. The following provision supplements Section 24 of the Award Agreement:
In the event that your Data is transferred to countries other than the EU/EEA or the United Kingdom, your employer, the Company and its subsidiaries will ensure that there are appropriate safeguards in place for the Data, such as by contract, at least as protective as those under the data privacy law of your country. Your employer, Company and its subsidiaries will put necessary measures in place, such as periodically confirming that the third-party recipient is taking appropriate measures compliant with the data privacy law of your country on a continuous basis, confirming any changes to the data privacy regulations of such third-party recipient’s country that may affect the measures taken by the recipients, and taking further necessary measures such as requesting that the recipient take corrective measures or suspending the provision of personal data when any issues arise in the implementation of the appropriate measures. You may contact our Plan Administrator to request relevant information on the data transfer, such as the data privacy regulations of the country in which such recipient resides and the data protection measures taken by such recipient.
Latvia
Securities Disclaimer. The grant of the Award is exempt or excluded from the requirement to publish a prospectus under the Prospectus Regulation ((EU) Regulation 2017/1129). The Award is transferable and is not deemed to qualify as an offering of securities in Latvia within the meaning of the Prospectus Regulation. To the extent that a supervisory body would qualify the offering of the Award or its underlying securities as an offering of securities within the meaning of the Prospectus Regulation, such offering will only be made in reliance on Article 1(4) of the Prospectus Regulation provided that no such offering of securities shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Regulation. Provided that a document is made available containing information on the number and nature of the Restricted Stock Units and the reasons for and details of the offer or allotment, the grants fall outside the supervision of the Bank of Latvia and no prospectus is required for this activity.
Tax Withholding. In the event your employer is required to pay any taxes or social security contributions as a result of settlement of the Award, you hereby unconditionally and irrevocably agree to make adequate provision for the satisfaction of those payable taxes and social contributions (including social contributions to be paid by your employer) whether by withholding from your net salary, direct payment to the employer, or otherwise as determined by the Company in its sole discretion.

Data Transfer. Section 24 (Data Transfer) is deleted and replaced with the following:

24.     DATA PROCESSING AND DATA TRANSFER.

(a)    By participating in the Plan, you acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.  You understand that the Company, its Affiliates and your employer hold certain personal data information about you, including, but not limited to, name, home address and telephone number, date of birth, identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the provision of your personal data is a requirement necessary to enter into the Grant Notice, the Award Agreement and the Appendix. You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with the applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of the data processors and any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”).

The Data may be transferred to a broker or other third party with whom you would like to elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.

You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. Subject to the limitations set forth in applicable data protection laws, you may also have the right to erasure, data portability, restriction of the processing and objection. Furthermore, if you think your data protection rights have been breached, you may lodge a complaint with your national data protection authority (Latvian Data State Inspectorate). For more information on the processing of the Data, you may contact the Stock Plan Administrator.

Mexico
No Entitlement or Claims for Compensation.  These provisions supplement Section 10 (Award Not A Service Contract) of the Award Agreement that clarify that the grant, vesting or settlement of your Award does not give you a right to continued service/employment with your employer.
Modification.  By accepting the grant of an Award, you understand and agree that any modification of the Plan or the Award Agreement or its termination shall not constitute a change or impairment of the terms and conditions of your employment with your employer, as this benefit derives from a commercial relationship between you and the Company.

Policy Statement.  The grant of the Award by the Company under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability. Under such scenario, is it expressly agreed by you that such situation would not be deemed as impacting your employment relationship with your employer in any way.
The Company, with registered offices at c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE, 19808, United States of America, is solely responsible for the administration and participation in the Plan and the acquisition of shares of Common Stock does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and your sole employer is a subsidiary of the Company (“Employer”), nor does it establish any rights between you and the Employer as the latter does not sponsor, contribute to, make any payment, grant any Award or have any relationship with the Plan, the Agreement and/or the Award, all of which are sponsored solely and exclusively by the Company which is the only party responsible for the contribution of any amount pursuant to the Plan and/or the Award Agreement and the only party responsible for making any payment or granting any Awards thereunder. Pursuant to the foregoing, you expressly agree and recognize for all legal purposes that your participation in the Plan, and any benefit associated therewith shall not be construed as being part of, derived from, or in any way related to the employment relationship that you may have with the Employer. As a result, the Award would not be considered for salary integration purposes, on the understanding that only those benefits that are directly covered by the Employer as a result of the employment relationship can be considered for this purpose, which is not the case in respect of the Award.
Plan Document Acknowledgment.  By accepting the grant of an Award, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Award Agreement in their entirety and fully understand and accept all provisions of the Plan and the Award Agreement.
In addition, by signing the Award Agreement, you further acknowledge that you have read and specifically and expressly approved the terms and conditions in Section 10 of the Agreement (Award Not A Service Contract) that clarify that the grant, vesting or settlement of an Award does not give you a right to continued service/employment with the Employer, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither the Company nor any Affiliate is responsible for any decrease in the value of the shares of Common Stock underlying the Award.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of your participation in the Plan and therefore you also grant a full and broad release to the Employer, the Company and any Affiliate with respect to any claim that may arise under the Plan.
Tax obligations. By accepting the grant of the Award and signing the Grant Notice, you acknowledge that it is your responsibility to review and confirm the tax effects that may be generated or derived from this acceptance, with your tax advisors.
You also acknowledge that you are aware that any tax triggered or derived from the granting and/or vesting of the Award shall be recognized in the monthly and annual income tax return and/or returns that shall be filed pursuant to Mexican law and the corresponding income tax payment shall be properly, duly and timely paid, if any.

Notwithstanding the foregoing, if your Employer is obliged to withhold the corresponding tax pursuant to applicable law, depending on the payment method of the vested Award, your Employer will provide you with a notice, no later than 5 days after the vesting of your Award, informing you that your Employer will make the corresponding withholdings, which would substitute your obligations to make a direct filing of the relevant income tax return and the corresponding payment.
Termination of Continuous Service.  By accepting the grant of an Award and signing the Restricted Stock Unit Grant Notice, you acknowledge that you have read and specifically and expressly approved the terms and conditions in Section 6(b)(vi) of the Plan (Termination of Participant’s Continuous Service) that clarify that if your employment relationship or Continuous Service with the Employer terminates for any reason, any portion of your Award that has not vested will be forfeited upon such termination and you will have no further right, title or interest in the Award, the shares of Common Stock issuable pursuant to the Award, or any consideration in respect of the Award.
In addition, by signing the Award Agreement, you further acknowledge and agree that for the purposes of the Award, your employment relationship or Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Employer (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and your right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Award (including whether you may still be considered to be providing services while on a leave of absence).
Language.  You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so that you have a complete and accurate understanding of each and every of the terms and conditions of the Plan, the Award Agreement and the Restricted Stock Unit Grant Notice. If you have received the Plan, the Agreement, the Restricted Stock Unit Grant Notice, or any other document related to this Award translated into a language other than English and if the meaning of the translated version is different than the English version, you expressly agree that the English version will control.
Spanish Translation
Términos y Condiciones
Renuncia de Derechos o Reclamos por Compensación.  Estas disposiciones complementan la Sección 10 del Acuerdo, la cual aclara que el otorgamiento, conclusión del período para hacer exigible (vesting) o la liquidación de su “Award” no garantizan la continuación de sus servicios/relación con el Empleador.
Modificación.  Al aceptar el otorgamiento de su “Award”, usted reconoce y acuerda que cualquier modificación del Plan o del Acuerdo de “Award” o su terminación, no constituirá un cambio o detrimento de los términos y condiciones de su relación con el Empleador, toda vez que este beneficio deriva de una relación comercial entre usted y la Compañía.
Declaración de Política.  El Otorgamiento de su “Award” por la Compañía en virtud del Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier tiempo, sin responsabilidad alguna. Bajo este supuesto, queda expresamente aceptado por usted que dicha situación no podrá ser interpretada como un impacto sobre su relación de trabajo con el Empleador de ninguna manera. La Compañía, Snap, Inc., con oficinas registradas ubicadas en c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, DE, 19808, de los Estados Unidos de América, es la única responsable de la administración del Plan y de la participación en el mismo y la adquisición de Acciones no establece de forma alguna una relación de trabajo entre usted y la Compañía, ya que su participación en el Plan es completamente de naturaleza comercial y su único empleador es una subsidiaria de la Empresa ("Empleador"), así como tampoco establece ningún derecho entre usted y el Empleador toda vez que éste no patrocina, contribuye, hace pago alguno, otorga ninguna gratificación o compensación o tiene ninguna relación con el Plan, el Acuerdo y/o su “Award”, los cuales son patrocinados única y exclusivamente por la Compañía, la cual es la única parte responsable por contribuir cualesquiera montos en términos del Plan y/o el Acuerdo y es la única parte responsable por realizar cualesquiera pagos u otorgar cualquier gratificación o compensación en términos del Plan, el Acuerdo y/o su “Award”. En términos de lo anterior, usted acuerda y reconoce expresamente para todos los efectos legales a los que haya lugar que no se entenderá que su participación en el Plan, así como cualquier beneficio que derive del mismo, sean parte, deriven de o estén relacionados de cualquier forma con la relación laboral que usted pueda tener con el Empleador. En consecuencia, el “Award” no será considerado para efectos de integración salarial, en el entendido de que sólo aquellas prestaciones que cubre directamente el Empleador con motivo de la relación laboral pueden ser consideradas para tal efecto, lo cual no sucede en el caso del “Award”.
Reconocimiento del Documento del Plan.  Al aceptar el Otorgamiento de su “Award”, usted reconoce que ha recibido una copia del Plan, ha revisado el mismo así como el Acuerdo de “Award” en su totalidad y que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo de “Award”.
Adicionalmente, al firmar el Acuerdo de “Award”, reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la Sección 10 del Acuerdo ("Award Not A Service Contract") en el cual se aclara que el otorgamiento, conclusión del período para hacer exigible (vesting) o la liquidación de su “Award”, no garantizan la continuación de sus servicios/relación con el Empleador y donde además se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecido por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) ni  la Compañía, ni cualquier Filial son responsables por cualquier disminución en el valor de las Acciones en relación a su “RSU Award”.
Finalmente, usted declara que no se reserva ninguna acción o derecho para interponer cualquier demanda en contra de la Compañía por cualquier compensación y/o daño o perjuicio alguno, como resultado de su participación en el Plan y, en consecuencia, otorga también el más amplio finiquito al Empleador, así como a la Compañía y cualquier Filial con respecto a cualquier demanda que pudiera originarse en virtud del Plan.
Obligaciones fiscales. Al aceptar el otorgamiento de su “Award” y al firmar el Aviso de Otorgamiento, usted reconoce que es su responsabilidad el revisar y confirmar los efectos fiscales que pudieran derivarse como consecuencia de esta aceptación, con sus asesores fiscales.
Usted también reconoce que es de su conocimiento que cualquier impuesto generado por el otorgamiento y ejecución de su “Award” deberán ser reconocidos en su declaración o declaraciones mensuales y/o anual de impuesto sobre la renta que deberá ser presentada conforme a la ley aplicable y, el impuesto sobre la renta correspondiente deberá ser pagado en tiempo y forma, si hubiera alguno.
No obstante, en caso de que su Empleador estuviese obligado a efectuar la retención de impuestos correspondiente, dependiendo del método de pago de su “Award”, su Empleador le dará una notificación, dentro de los 5 días siguientes a partir del ejercicio de su “Award”, con la intención de informarle que su Empleador realizará la retención de impuesto sobre la renta, la cual sustituirá su obligación de la presentación directa de la declaración de impuesto sobre la renta relevante y el pago de impuestos correspondiente.
Terminación de Servicio Continuo.  Al aceptar el otorgamiento de su “Award” y firmar el Acuerdo de “Award”, usted reconoce que ha leído y aprobado específicamente y de manera expresa los términos y condiciones de la Sección 6(b)(vi) del Plan (“Termination of Participant’s Continuous Service”) la cual aclara que si su relación laboral o Servicio Continuo con el Empleador termina por cualquier razón, cualquier porción de su “Award” que no haya completado el período para ser exigible (vesting) se perderá al momento de dicha terminación y usted no tendrá ningún derecho, propiedad o interés con relación a su “Award”, las Acciones que pudieran emitirse en virtud de su “Award” o cualquier otra forma de compensación con relación a su “Award”.
Adicionalmente a lo anterior, al firmar el Acuerdo de “Award”, usted reconoce que la cual aclara que para efectos de su “Award”, se considerará que su relación labral o Servicio Continuo ha terminado en la fecha en la cual usted deje de prestar servicios activos al Empleador (sin importar la razón de dicha terminación o si se determina en cualquier momento que dicha terminación es invalida o violatoria a las leyes laborales de la jurisdicción donde usted preste sus servicios o los términos de su contrato de trabajo, en caso de aplicar) y que su derecho a hacer exigible (vest) su “Award” en los términos del Plan, en caso de aplicar, terminará a partir de dicha fecha y no se extenderá por cualquier período de aviso previo a la terminación, de suspensión (garden leave) o cualquier período similar que sea aplicable en términos de las leyes laborales de la jurisdicción donde usted preste sus servicios o los términos de su contrato de trabajo, en caso de aplicar, así como que el Administrador del Plan tendrá la discreción exclusiva para determinar el momento a partir del cual usted no esté prestando servicios activamente para efectos de su “RSU Award” (así como para determinar si se considerará que usted está prestando servicios durante un período de ausencia (leave of absence)).
Idioma.  Usted reconoce dominar y conocer el idioma inglés lo suficiente o en su defecto, que ha consultado con un experto que domina y conoce el idioma inglés lo suficiente para que usted tenga un entendimiento completo y preciso de todos y cada uno de los términos y condiciones del Plan, del Acuerdo y del Aviso de Otorgamiento. Si usted ha recibido una copia del Plan, el Acuerdo, el Aviso de Otorgamiento o cualquier otro documento relacionado con su “Award” traducido a cualquier idioma que no sea inglés y si en su caso el significado de dicha traducción es distinto al de la versión en inglés, usted acepta expresamente que la versión en inglés prevalecerá.
Netherlands

The grant of the Awards is exempt or excluded from the requirement to publish a prospectus under the Prospectus Regulation ((EU) Regulation 2017/1129) as amended from time to time. Only non-transferable Awards will be offered in the Netherlands and the Awards are not deemed to qualify as an offering of securities in the Netherlands within the meaning of the Prospectus Regulation. To the extent that a supervisory body would qualify the offering of Awards or its underlying securities as an offering of securities within the meaning of the Prospectus Regulation, such offering will only be made in reliance on Article 1(4) of the Prospectus Regulation provided that no such offering of securities shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Regulation. The grants fall outside the supervision of the Dutch Authority for the Financial Markets and no prospectus is required for this activity.
Employment Matters. This provision supplements the definition of “Cause” set out in the Plan to the effect that “Cause” for termination of a Participant’s Continuous Service Status will also exist if an Employee's relationship of employment with any Dutch Affiliate of the Company is terminated due to (i) circumstances where he or she is Summarily Dismissed (ontslag op staande voet) – pursuant to the judgment of a relevant court that has given a judgment which is not or no longer subject to appeal (in kracht van gewijsde) – within the meaning of sections 7:677 and 7:678 of the Dutch Civil Code or (ii) for the grounds described in section 7:669, paragraph 3, sub d to (and including) i of the Dutch Civil Code) – pursuant to the judgment of a relevant court that has given a judgment which is not or no longer subject to appeal (in kracht van gewijsde).
Termination of Continuous Service.  By accepting the grant of an Award and signing the Restricted Stock Unit Grant Notice, you acknowledge that you have read and specifically and expressly approved the terms and conditions of the Plan, Restricted Stock Unit Grant Notice and the Award Agreement that clarify that if your employment relationship or Continuous Service with the Company and/or any of its Affiliates terminates for any reason, including – but not limited to – resignation, disciplinary dismissal, individual or collective layoff on economic-, production-related-, organizational- and/or technical ground, any other type of objective dismissal or summary dismissal, any portion of your Award that has not vested will be forfeited upon such termination and you will have no further right, title or interest in the Award, the shares of Common Stock issuable pursuant to the Award, or any consideration in respect of the Award.
In addition, by signing the Award Agreement, you further acknowledge and agree that for the purposes of the Award, your employment relationship or Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company and/or any of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and your right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); and the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Award (including whether you may still be considered to be providing services while on a leave of absence).
Data Transfer.  Section 24(a) (Data Transfer) is deleted and replaced with the following:

24.     DATA PROCESSING AND DATA TRANSFER.

(a)    By participating in the Plan, you acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal data information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the provision of your personal data is necessary to enter into the RSU Grant Notice, the Award Agreement and the Appendix. You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and/or your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with the applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of the data processors and any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). The Data may be transferred to a broker or other third party with whom you would like to elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, or require any necessary amendments to the Data, in any case without cost, by contacting the Stock Plan Administrator in writing. Subject to the limitations set forth in applicable data protection laws, you may also have the right to erasure, data portability, restriction of the processing and objection in relation to the Data. Furthermore, if you think your data protection rights have been breached, you may lodge a complaint with your national data protection authority (in the Netherlands, the Autoriteit Persoonsgegevens). For more information on the processing of the Data, you may contact the Stock Plan Administrator.

Norway
Securities Law Information. Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the Securities Trading Act 2007, Chapter 7 (ref. EU Prospectus Regulation ((EU) Regulation 2017/1129) and the EEA Agreement Annex IX no. 29bd)) and the offering of the RSU Award or its underlying securities will only be made provided that it shall not require the Company to publish a prospectus pursuant to the Securities Trading Act 2007 Chapter 7. This notice does not constitute a prospectus and has therefore not been approved by or registered with the Norwegian Financial Supervisory Authority or any other authority in Norway.
Exchange Control. You understand and agree that foreign and local banks, financial institutions (including brokers) and others engaged in cross-border transactions generally may be required to report any payments to or from a foreign country, to Norwegian authorities (e.g. the Norwegian Tax Office). This requirement may apply even if you have a brokerage account with a foreign broker.
Data Transfer. This provision supplements Section 24 of the Award Agreement:

The data controller is Snap Inc. 3000 31st Street, Santa Monica, CA 90405, United States. The data controller's representative in Norway is Snap Norway AS.
Data Transfer.  Section 24(a) (Data Transfer) is deleted and replaced with the following:

24.     DATA PROCESSING AND DATA TRANSFER.

(a)    By participating in the Plan, you acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.  You understand that the Company, its Affiliates and your employer hold certain personal data information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the provision of your personal data is a requirement necessary to enter into the RSU Grant Notice, the Award Agreement and the Appendix. You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with the applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of the data processors and any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). The Data may be transferred to a broker or other third party with whom you would like to elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan.  You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. Subject to the limitations set forth in applicable data protection laws, you may also have the right to erasure, data portability, restriction of the processing and objection. Furthermore, if you think your data protection rights have been breached, you may lodge a complaint with your national data protection authority (Datatilsynet). For more information on the processing of the Data, you may contact the Stock Plan Administrator.

Qatar
The interests contained in the Plan, have not been offered, or sold and will not be offered, or sold, at any time, directly or indirectly, in the state of Qatar that would constitute a public offering of securities under Qatar law. This Award Agreement and any other ancillary documentation (“issue documents”) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in the state of Qatar and have not been reviewed or approved, or registered or licensed by the Qatar Central Bank, the Qatar Financial Centre Regulatory

Authority, the Qatar Financial Markets Authority or any other regulator in the state of Qatar. The issue documents are intended only to be provided on an exclusive basis to the specifically intended recipient, at the recipient’s request, and for that recipient’s personal use only and is not intended to be made available to the public and is not capable of being distributed to any other person or to the public in general. Any distribution of this notice by the recipient to third parties in Qatar is not authorised and shall be at the liability of the recipient.
Saudi Arabia
Securities Law Information. Participation in the Plan is being offered only to those persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority of the Kingdom of Saudi Arabia, and the Plan and the Award Agreement may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under such rules.
The Capital Market Authority of the Kingdom of Saudi Arabia does not make any representation as to the accuracy or completeness of the Award Agreement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Award or the Award Agreement. As such, you are hereby advised to conduct your own due diligence on the accuracy of the information relating to the Restricted Stock Units. If you do not understand the contents of the Award, the Award Agreement, or the Plan, you should consult an authorized financial advisor.
Singapore
Restriction on Sale of Shares. Shares of Common Stock acquired under the Plan prior to the six (6) month anniversary of the date of grant may not be sold or otherwise offered for sale in Singapore, unless such sale or offer is made (i) more than six months after the date of grant; or (ii) pursuant to the exemptions under Part 13 Division (1) Subdivision (4) (other than section 280) of the Singapore Securities and Futures Act 2001 (“SFA”) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
Securities Law Information. The Award is being granted to you pursuant to the “qualifying person” exemption under section 273(1)(i), read with section 273(4) of the SFA. The Plan has not been, nor will it be, lodged or registered as a prospectus with the Monetary Authority of Singapore.
Chief Executive Officer and Director Notification Obligation. You acknowledge that if you are the Chief Executive Officer (“CEO”) or a director, as defined under the Singapore Companies Act 1967 (“Singapore Companies Act”) of a Singapore-incorporated subsidiary (“Singapore Subsidiary”), you are subject to certain disclosure requirements under the Singapore Companies Act and the SFA. Among these requirements is an obligation to notify the Singapore Subsidiary in writing of any interest in shares, debentures, participatory interests, rights, options (e.g., Awards or shares of Common Stock) or contracts under which you have a right to call for or to make delivery of shares in the Singapore Subsidiary and/or its “related corporation” as defined under the Singapore Companies Act, within two business days of (i) its acquisition or disposal, or (ii) becoming a CEO or a director, whichever is later. In addition, you are also required to notify the Singapore Subsidiary in writing of any change in previously disclosed interest (e.g., when the shares of Common Stock are sold) within two business days after the occurrence of the event giving rise to the change.
Personal Data. Section 24 (Data Transfer) of the Award Agreement is deleted and replaced with the following:

“You explicitly and unambiguously acknowledge and consent to the collection, use, disclosure and transfer, in electronic or other form, of your Personal Data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your Personal Data than Singapore, in which case the Company will ensure that such recipient(s) provide a standard of protection to such Personal Data so transferred that is comparable to the protection under the Singapore Personal Data Protection Act 2012 (“PDPA”). You may request a list with the names and addresses of any potential recipients of the Personal Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Personal Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of your RSU Award. You understand that Personal Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that the purposes for which your Personal Data will be collected or held may continue to apply even in situations where your employment with your employer has been terminated or altered. You may, at any time, view the Personal Data, request additional information about the storage and processing of the Personal Data, require any necessary amendments to the Personal Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.
For the purposes of this clause, “Personal Data” has the same meaning as set out in the PDPA.”
Spain
Continuous Service. The following provision substitutes Section 13(p) of the Plan.
Continuous Service means that the Participant’s service with the Company or an Affiliate, whether as an Employee or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.
The service of an Employee or Director is considered interrupted in case of voluntary extended leaves of absence (“excedencia voluntaria” or “licencias no retribuidas”).
No Entitlement for Claims or Compensation. The following provision supplements Section 10 of the Award Agreement that clarify that the grant, vesting, or settlement of your Award does not give you a right to continued service/employment:
By accepting the grant of the Award, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.

You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to make grants of Awards under the Plan to individuals who may be Employees, Directors and Consultants throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Awards will not economically or otherwise bind the Company or any Affiliate, including your employer, on an ongoing basis, other than as expressly set forth in the Award Agreement. Consequently, you understand that the grant of Awards is made on the assumption and condition that the Awards shall not become part of any employment contract (whether with the Company or any Affiliate, including your employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the Awards, which are gratuitous and discretionary, since the future value of the Awards and the underlying shares of Common Stock is unknown and unpredictable.
You understand and agree that, as a condition of the grant of the Awards, your termination of Continuous Service for any reason (including for the reasons listed below) will automatically result in the cancellation and loss of any Awards that may have been granted to you and that were not fully vested on the date of termination of your Continuous Service. In particular, you understand and agree that, unless otherwise expressly provided for by the Company at the Date of Grant, the Awards not fully vested at the date of termination will be cancelled without entitlement to the shares or to any amount as indemnification if you terminate employment by reason of, including, but not limited to: resignation, death, disability, retirement, disciplinary dismissal or redundancy adjudged to be with or without cause, disciplinary dismissal or redundancy acknowledge to be without cause, economic, production-related, organizational and technical grounds, any other type of objective dismissal, termination decided by the employee due to material alteration of working terms & conditions of employment under Article 41 of the Workers’ Statute, refusal to relocate under Article 40 of the Workers’ Statute, or constructive termination under article 50 of the Workers’ Statute, and terminations or withdrawals of senior manager contracts under Royal Decree 1382/1985.
Your Continuous Service will be considered terminated as of the effective date of termination of your employment contract in Spain and effective date of deregistration from the Spanish Social Security as a consequence of such termination.
You also understand that this grant of an Award would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant, the Award and any right to the underlying shares of Common Stock shall be null and void.
Securities Law Information. The Restricted Stock Units described in the Award Agreement and this Appendix do not qualify under Spanish regulations as securities. No “public offering of securities” (in Spanish, oferta al púbico de valores), as defined under Spanish law, has taken place or will take place in the Spanish territory. The Award Agreement (including this Appendix) has not been nor will it be registered with the Spanish Securities Exhange Comission (In Spanish, Comisión Nacional del Mercado de Valores or CNMV, and does not constitute a public offering prospectus (in Spanish, folleto informativo) in accordance with the provisions of Article 34 of the Royal Legislative Decree 4/2015, of 23 October, by which it is approved a recast text of the Securities Market Law and therefore there is no obligation to approve, register and publish a prospectus (in Spanish, folleto informativo) with the CNMV.

The grant of the Award should be exempt as a non-transferable security. If this is challenged, the exemption for an offering (i) addressed to fewer than 150 investors per country or (ii) for an amount lower than €8,000,000 in the European Union, may be relied upon instead.
Foreign Assets and Transaction Reporting. You may be subject to certain tax reporting requirements with respect to assets or rights that you hold outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Shares acquired under the Plan or other equity programs offered by the Company constitute securities for purposes of this requirement, but unvested awards (e.g., Restricted Stock Units, etc.) are not considered assets or rights for purposes of this reporting requirement.
If applicable, you must report the assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if (a) the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31, or (b) upon disposition of the previously-reported rights or assets. You are encouraged to consult with your personal advisor to determine any obligations in this respect.
In addition, according to the Bank of Spain Circular 4/2012, of 25 April, on rules for the reporting by residents in Spain of economic transactions and balances of financial assets and liabilities abroad, you may be required to electronically declare to the Bank of Spain any foreign accounts (including brokerage accounts held abroad), any foreign instruments (e.g., shares of Common Stock) and any transactions with non-Spanish residents (including any payments of cash or shares made to you by the Company or a U.S. brokerage account) if the balances in such accounts together with the value of such instruments as of December 31 of the relevant year, or the volume of transactions with non-Spanish residents during the prior or current year, exceed €1,000,000. Once the €1,000,000 threshold has been surpassed in either respect, you will generally be required to report all of your foreign accounts, foreign instruments and transactions with non-Spanish residents, even if the relevant threshold has not been crossed for an individual item.
You will generally only be required to report on an annual basis (by January 20 of each year); however, if the balances in your foreign accounts together with value of your foreign instruments or the volume of transactions with non-Spanish residents exceed €100,000,000, you acknowledge that more frequent reporting will be required (quarterly, if such amount does not exceed €300,000,000, or monthly, if it does). It should also be noted that the annual declaration may be submitted in a summary form if the referred amount does not exceed €50,000,000.
You are encouraged to consult with your personal advisor to determine any obligations in this respect.
Share Reporting Requirement. As the Company is listed, you must declare the acquisition, ownership and disposition of shares of Common Stock to the Spanish Dirección General de Comercio Internacionl e Inversiones (the “DGCII”) of the Ministry of Economic affairs and Digital Transformation (Ministerio de Asuntos Económicos y Transformación Digital) through the relevant form (Form D-6) if your stake is equal or higher than 10% of the Company’s share capital or voting rights. Additionally, you must file with the DGCII an annual report, by means of D-8 form, within the first nine months of each calendar year in relation to foreign investment related to the prior year if (i) your investment is in branch offices (sucursales), regardless the amount of investment; (ii) the equity of the foreign company you are investing in is higher than €1,502,530.27 and you hold 10% or more of the share capital or the voting rights of the Company; (iii) your investment is in companies engaged in holding, directly or indirectly, shares in other companies, regardless the amount of investment.. You should consult with your personal advisor to determine your obligations in this respect.
Tax. The Spanish Personal Income Tax (“PIT”) implications resulting from the Award as employee of an Affiliate (that is incorporated in Spain), should imply that when the Award is settled (and you become a holder of the shares of Common Stock) you will obtain employment income (i.e., rendimiento del trabajo).
The applicable PIT rate would depend on your personal circumstances and your yearly income. You are encouraged to consult your personal advisor to determine your specific taxable income for PIT purposes at the time the Award is settled.
Other tax considerations. The ownership of shares may make you liable for filing the Spanish Wealth Tax return or the Temporary Solidarity Tax return. Additionally, any income derived from the ownership of the Company’s shares (i.e., dividends) should be reported in the PIT tax return.
You should consult with your personal advisor to determine your obligations in this respect.
Data Transfer. Section 24 (Data Transfer) is deleted and replaced with the following
24.Data Transfer.
By participating in the Plan, you acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. The legitimate ground for this processing is the execution and performance of the Plan, the Restricted Stock Unit Grant Notice, the Award Agreement and the Appendix, and the compliance with legal duties. You understand that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). The data controller of your Data is SNAPCHAT, S.L., a private limited liability company with registered address at Avenida Doctor Arce 14, 28002 Madrid, Spain. You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with the applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). Your Data may be transferred to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of the Award for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan or until the purpose for which they were collected is fulfilled, subsequently, for the period during which any kind of liability may arise from a legal or contractual obligation. You may, at any time, exercise your rights of access, rectification, erasure, limitation and objection, as well as other rights recognized by the applicable data protection laws from time to time, refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, you may contact the Stock Plan Administrator.You may file any claim or request related to your data protection rights before the Spanish Data Protection Authority (AEPD) at www.aepd.es or the following postal address: C/ Jorge Juan, 6, 28001 – Madrid. For more information on the processing of the Data, you may contact the Stock Plan Administrator or please visit our privacy policy at link.
Sweden
Securities Law Information. Participation in the Plan is exempt or excluded from the requirement to publish a prospectus under the EU Prospectus Regulation ((EU) Regulation 2017/1129) and the offering of the RSU Award or its underlying securities will only be made provided that it shall not require the Company to publish a prospectus pursuant to the EU Prospectus Regulation. This notice does not constitute a prospectus under the EU Prospectus Regulation and has therefore not been approved by or registered with the Swedish Financial Supervisory Authority or any other authority in Sweden.
Exchange Control. You understand and agree that foreign and local banks, financial institutions (including brokers) and others engaged in cross-border transactions generally may be required to report any payments to or from a foreign country exceeding SEK 150,000 in one or several payments, to Swedish authorities (e.g. the Swedish Tax Agency). This requirement may apply even if you have a brokerage account with a foreign broker.
Withholding Obligations. Section 11(a)(ii-iv) and section 11(b) of the Award Agreement shall not apply to Swedish residents.

Tax Withholding. The following information assumes that you (the employee) are liable to unlimited tax in Sweden. For employees with limited tax liability in Sweden, taxation may be exempt in whole or in part in Sweden depending on the circumstances in the individual case.

Upon vesting and settlement of the Awards the benefit, i.e. the fair market value of Restricted Stock Unit awards at the time of vesting and settlement minus the total price paid for the Restricted Stock Unit awards (if any), is taxed as employment income at progressive rates, depending on your yearly income and municipal residency. If any dividend is received during vesting, it will be taxed as employment income. You are obliged to report to the employer (the Swedish subsidiary of the group) when the Awards are settled (and in the event any dividends are received before settlement of the Awards). Your Swedish employer will be responsible for making tax deductions and paying employer's contributions, this is the case even if you have moved abroad at the time of the vesting and settlement of the Awards.

The tax deduction can only be made from cash salary and may not exceed the net salary for the current month the benefit should have been reported. Any excess tax, on the benefit, is to be paid by the employee to the tax authorities.

Any income tax withheld by your employer is not final. Your final income tax will be assessed based on the annual income tax return you will file the year following the settlement of the Awards.
Data Transfer.  Section 24(a) (Data Transfer) is deleted and replaced with the following:

24.     DATA PROCESSING AND DATA TRANSFER.

(a)By participating in the Plan, you acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Affiliates and your employer hold certain personal data information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. Where Data is to be transferred to a country which is not recognized as providing the same level of legal protection of personal data as in the European Economic Area, the Company, its Affiliates and your employer shall implement appropriate safeguards (e.g., the European Commission's Standard Contractual Clauses) in accordance with applicable statutory requirements to ensure that any such transfer of Data is performed in accordance with such applicable legal requirements. You may request a list with the names and addresses of the data processors and any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). The Data may be transferred to a broker or other third party with whom you would like to elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. In accordance with the statutory provisions, you may, at any time, view the Data, request additional information about the storage and processing of the Data (right to information), require any necessary amendments to the Data (right to rectification) or refuse or withdraw the consents herein with effect for the future, as well as exercise your rights to erasure, data portability, restriction of the processing and objection, in any case without cost, by contacting the Stock Plan Administrator in writing. Further, you have a right to lodge a complaint with a competent data protection authority (in Sweden, the Swedish Authority for Privacy Protection (IMY) (Sw. Integritetsskyddsmyndigheten)). You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the processing of the Data, you may contact the Stock Plan Administrator.
Switzerland
Sole Contact and Contractual Partner Information. You acknowledge that your Restricted Stock Units, the Grant Notice, this Award Agreement and your participation in the Plan does not create any claims against the Affiliate you may be working for, either directly or indirectly. To be clear: Your sole contract and sole contractual partner regarding the Plan, the Grant Notice, this Award Agreement and the granted Restricted Stock Units is the Company (i.e. Snap, Inc.) and the granted Restricted Stock Units do not form part of your contractual compensation.
Continuous Service. Notwithstanding anything else in the Plan or the Award Agreement, the status as a service provider or Employee will be deemed to end on the date when a termination notice is received (and not at the end of any notice period) in regard to your employment or your assignment to the Company or any Affiliate, regardless of whether the cessation of the employment or assignment was lawful, and shall not include any period notice of termination or any period of salary continuance or deemed employment or contractual relationship. As a result, if you receive notice of termination your status as a service provider or Employee will end on the date you receive such notice from the Company or the Affiliate engaging you.
Securities Law Information. The Restricted Stock Units are not intended to be publicly offered in or from Switzerland. Because the Award is considered a private offering, it is not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Units and/or the underlying shares (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a Participant; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).
Grant of the Award. The Restricted Stock Units granted to you are a voluntary gratuity (Gratifikation; gratification) within the meaning of Article 322d Swiss Code of Obligations (CO) as determined at the Company's sole discretion which you have no entitlement to and which does not constitute an entitlement for a grant of further Restricted Stock Units or other equities in the future.
Vesting. You acknowledge and confirm that the Restricted Stock Units grant is fully discretionary and that before the Restricted Stock Units have vested and all conditions as provided for in the Plan, the Grant Notice and the Award Agreement are met, you shall not have any right in regard to such Restricted Stock Units or the Award.
Purchase Price: You herewith directly authorize the Company, the Affiliate (or employer of record) employing you to make all arrangements (if any) to deduct the purchase price in respect of the Restricted Stock Units (if any) owed by you to the Company from any compensation owed to you by the Company, the Affiliate (or employer of record) employing you, subject to any statutory limitations. If your compensation is not sufficient to cover any such purchase price you will indemnify the Company and the Affiliate (or employer of record) employing you upon first demand.
Disability. For the avoidance of any doubt, “Disability” shall include, but not be limited to, any permanent disability as per the social security laws of Switzerland.
Social Security and Tax: You herewith directly authorize the Company and the Affiliate (or employer of record) employing you to make all (if any) applicable social security, insurance and tax deductions resulting from the grant and/or vesting of the Restricted Stock Units or the sale of shares from any compensation owed to you by the Company or the Affiliate (or employer of record) employing you, subject to any statutory limitations. If your compensation shall not be sufficient to cover such social security, insurance and tax liabilities, you will indemnify the Company, the Affiliate (or employer of record) employing you upon first demand.

Cause. “Cause” shall include, but not be limited to, all reasons entitling to a summary dismissal pursuant to article 337 of the Swiss Code of Obligations (CO) and all justified reasons pursuant to article 340c para. 2 CO, without limiting the definition of Cause as outlined in the Plan. You expressly acknowledge that the definition of Cause as per the Plan shall include any crime or felony under Swiss laws and any breaches against your duties and in respect of the Company or the Affiliate employing you or the Affiliate to which you have been assigned to, and not only in respect of the Company.
Language Acknowledgement. You confirm that you have read and understood the documents relating to the Plan, including the Award Agreement, with all terms and conditions included therein, which were provided in the English language only. You confirm that you have sufficient language capabilities to understand these terms and conditions in full.
Sie bestätigen, dass Sie den Plan sowie die dazugehörigen Dokumente, inklusive der Vereinbarung, mit all den darin enthaltenen Bedingungen und Voraussetzungen, welche in englischer Sprache verfasst sind, gelesen und verstanden haben. Sie bestätigen, dass Ihre Sprachkenntnisse genügend sind, um die Bedingungen und Voraussetzungen zu verstehen.
Vous confirmez que vous avez lu et compris les documents relatifs au plan, y compris la convention d'attribution, avec toutes les conditions qui y sont incluses, qui ont été fournies en langue anglaise uniquement. Vous confirmez que vous avez des capacités linguistiques suffisantes pour comprendre ces termes et conditions dans leur intégralité.
Confermate di aver letto e compreso i documenti relativi al Piano, compreso l'Accordo di opzione, con tutti i termini e le condizioni ivi inclusi, che sono stati forniti solo in lingua inglese. Confermate di avere capacità linguistiche sufficienti per comprendere appieno questi termini e condizioni.
No Right against Employer. You expressly acknowledge that you shall not have any right or claim under the Plan, the Restricted Stock Units, the Grant Notice this Award Agreement against the Affiliate employing you. You expressly acknowledge and agrees that you only have any right and claim against the Company, i.e. Snap, Inc. as set out under the Plan and the Award Agreement.
Governing Law and Jurisdiction. You expressly acknowledge and agree to the Choice of Law clause in the Plan and the Award Agreement and accept that Swiss law does not apply and that Swiss courts do not have any jurisdiction in regard to any claims under the Plan and the Award Agreement. You expressly agree to the exclusive jurisdiction of the courts in Delaware, USA in regard to all claims resulting from the grant of the Restricted Stock Units, the Grant Notice, the Award Agreement and the Plan.
Taiwan
Data Privacy. The following provision supplements Section 24 of the Award Agreement:
You hereby acknowledge having read and understood the terms regarding the collection, processing and transfer of Data contained in Section 24 of the Award Agreement and, by participating in the Plan, you agree to such terms. In this regard, upon request of the Company or your employer (the “Employer”), you agree to provide any executed data privacy consent form or any other agreements or consents that may be required by the Employer or the Company that the Company and/or the Employer may deem necessary under applicable data privacy laws, either now or in the future. You understand that you may, from time to time, exercise any of the following rights: (1) access the Data to check and review it; (2) have a copy of the Data; (3) supplement or correct the Data; (4) demand that the Company or the Employer cease the collection, processing, or use of the Data; and (5) demand that the Company or the Employer delete the

Data. You also understand that you may not be able to participate in the Plan if you fail to execute any such consent or agreement or you exercise any of the rights listed in (4) or (5) above.
Securities Law Information. The Restricted Stock Units and the shares of Common Stock underlying the Restricted Stock Units are available only for employees, consultants or directors of the Company and its Affiliates. It is not a public offer of securities by a Taiwanese company.
You understand that the shares to be acquired under the Plan have not been and will not be registered with the Financial Supervisory Commission of R.O.C. (Taiwan) pursuant to relevant securities laws and regulations. These shares may not be offered or sold within Taiwan (R.O.C.) through a public offering or in circumstance which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan (R.O.C.) that requires a registration or approval of the Financial Supervisory Commission of R.O.C. (Taiwan) or is prohibited under the applicable laws of Taiwan (R.O.C.).
Exchange Control Information. You understand that if you are a Taiwanese resident, and the amount is TWD$500,000 or more (or its equivalent in a foreign currency) in a single foreign exchange transaction, you may need to submit a foreign exchange transaction declaration stating, among others, the purpose/nature of the remittance. The declaration should be submitted via a local remitting bank to the Central Bank of the Republic of China (Taiwan) (“CBC”) for records. If any transaction is in the amount of US$500,000 or more, you must additionally provide supporting documentation to the CBC to prove the purpose/nature of the transaction. As a Taiwanese resident, you may make up to US$5 million or its equivalent in inward remittances and the same amount in outward remittances of foreign currency within a calendar year without the further approval of the CBC.
Language Consent. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
雙方當事人承認本協議及其他依據本協議或直接或間接與本協議有關而訂立、發出或提起之所有文件、通知及法律程序均以英文作成。
Ukraine
Wet signatures and electronic documents exchange. You hereby acknowledge that your acceptance of the Grant Notice shall be certified by wet signature, unless you have a separate agreement with the Company on use of electronic signatures effective prior to your acceptance of the Grant Notice. By accepting, you consent to receive and send all further documents related to, and relevant for, your participation in the Plan by electronic delivery, through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. You hereby acknowledge and consent that any authorization, approval, acknowledgement, agreement or consent affected electronically, including by any kind of electronic signature or other means of authentication, shall be valid and acceptable for the purposes of your participation in the Plan.
Settlement of Awards and Sale of Common Stock. By notice to you, the Company may sell any shares of Common Stock acquired pursuant to the RSUs, either immediately after issuance or within a specified period thereafter, but in any event prior to delivery of the shares to you. For avoidance of doubt, you hereby acknowledge that in case of such sale you will not receive title to the shares and will only be entitled to receive the proceeds from the sale of the shares. You agree that the Company is authorized to instruct its designated broker to assist with the sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the designated broker to complete the sale of such shares.

You also agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the designated broker) to effectuate the sale of the shares and shall otherwise cooperate with the Company with respect to such matters. You acknowledge that the designated broker is under no obligation to arrange for the sale of the shares at any particular price. Due to fluctuations in the share price and/or applicable exchange rates between the date the shares are issued and (if later) the date on which the shares are sold, the amount of proceeds ultimately distributed to you may be more or less than the Market Value of the shares on the Vesting Date or the date the shares are issued.
Upon the sale of the shares, the Company agrees to pay, directly or through its affiliates, the cash proceeds from the sale (less any applicable Withholding Taxes, brokerage fees or commissions) to you in accordance with applicable exchange control laws and regulations. You hereby acknowledge and agree that the cash proceeds from the sale of the shares may, but not necessarily should, be paid to you by your employer in the form of designated cash payment, as may be defined and prescribed by your employer’s policies.
Securities Law and Other Compliance. The Award and the shares of Common Stock to be granted and/or issued under the Plan have not been and will not be registered in Ukraine and are not intended for 'placement' or 'circulation' in Ukraine. You are solely liable for obtaining all permits, authorizations, licenses and/or approvals from, and/or make any and all notifications to, any governmental authorities or financial institutions in Ukraine, as may be required by any applicable laws of Ukraine, including without limitation relevant exchange control laws and regulations, to enable you to legitimately participate in the Plan and/or receive the Award.
Tax. By accepting the Award and accepting the terms of the Award Agreement, you acknowledge and agree to comply with all applicable Ukrainian laws and report any income and pay any and all applicable taxes and other mandatory contributions, as required by Ukrainian laws, associated with the Award, the sale of shares of Common Stock acquired under the Plan, and the receipt of any dividends paid on such shares of Common Stock. You hereby understand and acknowledge that the Company does not have and will not have any obligation to withhold or report any taxes due in Ukraine in connection with your participation in the Plan.
No Award for the Entrepreneurial Activity Statement for Employees. If you work for the Company or its Affiliates under an employment agreement, by accepting the Award and accepting the terms of the Award Agreement you acknowledge and agree that the Award is provided to you not in connection with your entrepreneurial activity (if any conducted by you) but in connection with your Continuous Service as an employee of the Company or its Affiliate.
Language. You confirm having read and understood the documents relating to the Plan, including the Award Agreement with all terms and conditions included therein, which were provided in the English language. You accept the terms of those documents accordingly and do not need their translation into Ukrainian.
Ви підтверджуєте, що Ви прочитали та зрозуміли документи, які відносяться до Плану (2017 Equity Incentive Plan), включаючи Договір про Винагороду (the Restricted Stock Unit Agreement) разом з усіма положеннями та умовами, які були надані англійською мовою. Ви приймаєте умови цих документів і не потребуєте їх перекладу українською мовою.
Privacy. The paragraph (a) of Section 24 (Data Transfer) of the Award is deleted and replaced with the following:

“24. Data Transfer.
(a)By participating in the Plan, you acknowledge and consent that your personal data will be collected, used and transferred, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand and consent that the Company, its Affiliates and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the provision of your personal data is a requirement necessary to enter into and perform the RSU Grant Notice, the Award Agreement and the Appendix. You understand and consent that the Data may be transferred to any third parties, acting as data processors, assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protections of your personal data (not ensuring adequate level of protection of personal data) than your country. Where Data is to be transferred to a country which does not ensure the adequate level of legal protection of personal data, you understand and explicitly consent that the Data transfer is necessary to conclude or execute a transaction between the data controller and the personal data subject (or a third party where the transaction is in favour of the personal data subject). You may request a list with the names and addresses of any potential recipients of the Data by contacting equityquestions@snap.com or the stock plan administrator at the Company (the “Stock Plan Administrator”). The Data may be transferred to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of the Award. You understand and agree that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. The Data may be transferred to a broker or other third party with whom you would like to elect to deposit any shares of Common Stock acquired upon the vesting of the Award. Subject to the limitations set forth in applicable data protection laws, you may also have the right to erasure, data portability, restriction of the processing and objection. Furthermore, if you think your data protection rights have been breached, you may lodge a complaint with your national data protection authority (the Authorised Human Rights Representative of the Verkhovna Rada of Ukraine). For more information on the processing of the Data, you may contact the Stock Plan Administrator.”
United Arab Emirates
Award not a Service Contract.
The first sentence of section 10(a) of this Award Agreement shall be amended as follows:

In accordance with the UAE Federal Decree Law No. 33 of 2021 (as may be amended), your Continuous Service with the Company or an Affiliate shall be for a specified term as expressly confirmed in your employment or engagement agreement and will automatically expire at the end of the term unless either renewed for a subsequent specified term or terminated prior to its expiry by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice (subject to applicable law and the terms of your employment or engagement agreement, if any).

Securities Law Information. Participation in the Plan is being offered only to Employees, Consultants and Directors of the Company and its Affiliates, and is in the nature of providing equity incentives to those providing services in the United Arab Emirates. The Plan and the Award Agreement are intended for distribution only to such participants and must not be delivered to, or relied on by, any other person. You should conduct your own due diligence on the securities. If you do not understand the contents of the Plan or the Award Agreement, you understand that you should consult an authorized financial adviser.
This Award Agreement and the Plan have not been approved or licensed by the UAE Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This Award Agreement is strictly private and confidential and the terms of the Award Agreement and the Plan have not been reviewed by, deposited or registered with the UAE Securities and Commodities Authority or any other licensing authority or governmental agencies in the United Arab Emirates. This offer is being issued from outside the United Arab Emirates to a limited number of employees of an Affiliate of the Company and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. Further, the information contained in this Award Agreement and the Plan is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the United Arab Emirates.
Choice of Law and Jurisdiction: The parties to this Award Agreement and the Plan hereby agree that any disputes arising under or in connection with this Award Agreement and the Plan shall be referred to arbitration at and in accordance with the Employment Arbitration Rules of the Judicial Arbitration and Mediation Services. The seat, or legal place, of arbitration shall be Los Angeles, California, United States of America. The number of arbitrators shall be one. The language to be used in the arbitration is English.
United Kingdom
No Cash Settlement. Notwithstanding any provision of the Plan or the Award Agreement, your Award may not be settled in cash.
Award Not a Service Contract. The following supplements Section 10 of the Award Agreement:
(c)    You waive all rights to compensation or damages in consequence of the termination of your office or employment with the Company or any Affiliate for any reason whatsoever (whether lawful or unlawful and including, without prejudice to the foregoing, in circumstances giving rise to a claim for wrongful dismissal) in so far as those rights arise or may arise from you ceasing to hold or being able to vest your Award, or from the loss on diminution in value of any rights or entitlements in connection with the Plan.
Tax Withholding Obligations. The following supplements Section 11 of the Award Agreement:
(d)    As a condition of the vesting of your Award, you therefore unconditionally and irrevocably agree:
(i)    to place the Company in funds and indemnify the Company in respect of (1) all liability to UK income tax which the Company is liable to account for on your behalf directly to HM Revenue & Customs; (2) all liability to national insurance contributions which the Company is liable to account for on your behalf to HM Revenue & Customs (including secondary class 1 (employer’s) national insurance contributions for which you are liable); and (3) all liability to national insurance contributions for which the Company is liable which arises as a consequence of or in connection with your Award (the “UK Tax Liability”); or
(ii)    to permit the Company to sell at the best price which it can reasonably obtain such number of shares of Common Stock allocated or allotted to you following vesting as will provide the Company with an amount equal to the UK Tax Liability; and to permit the Company to withhold an amount not exceeding the UK Tax Liability from any payment made to you (including, but not limited to salary); and
(iii)    if so required by the Company, and, to the extent permitted by law, to enter into a joint election or other arrangements under which the liability for all or part of such employer’s national insurance contributions liability is transferred to you; and
(iv)    if so required by the Company, to enter into a joint election within Section 431 of (UK) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Section 423 and 424 of ITEPA); and
(v)    to sign, promptly, all documents required by the Company to effect the terms of this provision, and references in this provision to “the Company” shall, if applicable, be construed as also referring to any Affiliate.
Acknowledgment of Forfeiture and Clawback Provisions. By accepting the Award, you acknowledge being subject to the provisions of any forfeiture and claw-back policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law.

Attachment I
Danish Employer Statement
ARBEJDSGIVERERKLÆRING/EMPLOYER STATEMENT

	I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold, som ændret med virkning fra 1. januar 2019 ("Aktieoptionsloven") er du berettiget til at modtage følgende oplysninger om Snap, Inc.'s ("Selskabet") optionstildeling af Betingede Aktier ("Optionstildeling") i en særskilt skriftlig erklæring. Optionstildelingen sker som følge af din ansættelse i Snap Denmark APS.	Pursuant to section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships, as amended effective January 1, 2019 (the "Stock Option Act"), you are entitled to receive the following information regarding Snap, Inc.'s (the "Company") grant of Restricted Stock Units (the "RSU Grant") in a separate written statement. The RSU Grant is given due to your employment at Snap Denmark APS.

	Denne erklæring indeholder kun de oplysninger, der er nævnt i loven, medens de øvrige betingelser for Optionstildelingen er detaljeret beskrevet i tildelingsdokument og tildelingsaftalen vedrørende Betingede Aktier (sammen "Tildelingsaftalen") samt i Selskabets 2017 Equity Incentive Plan. I det omfang der måtte være uoverensstemmelser mellem indholdet af denne erklæring og ovennævnte Tildelingsaftale og aktieoptionsplan, finder Tildelingsaftalen og aktieoptionsplanen anvendelse.	This statement contains the information mentioned in the Stock Option Act only, while the other conditions of the RSU Grant are described in detail in the Restricted Stock Unit Grant Notice and the Award Agreement (together the "Award Agreement") and in the Company's 2017 Equity Incentive Plan. In the event that there is any discrepancy between the substance put forward in this statement and the abovementioned Award Agreement and Equity Incentive Plan, the abovementioned Award Agreement and the Equity Incentive Plan shall apply.
1.	Tidspunktet for tildeling af retten til at købe aktier	Time of grant of the right to purchase shares
	Tildelingstidspunktet for de Betingede Aktier er den af Bestyrelsen godkendte dato for tildeling.	The grant date of your Restricted Stock Units is the date the Board approved for issuing grants.
1.	Kriterier eller betingelser for tildeling af retten til senere at købe aktier	Terms or conditions for the grant of rights to future purchase of shares
	Optionstildelingen er sket efter Selskabets Bestyrelses frie skøn.	The RSU Grant has been given at the Company's Board's discretion.
1.	Udnyttelsesperiode	Exercise period

	Begrænsningerne på dine Betingede Aktier vil bortfalde og de Betingede Aktier modnes over 3 år i 36 lige store månedlige rater i henhold til modningsplanen i Tildelingsaftalen.	The restrictions on your Restricted Stock Units will lapse and the Restricted Stock Units will vest over 3 years in 36 equal monthly instalments in accordance with the vesting schedule included in your Award Agreement.
1.	Udnyttelsespris	Exercise price
	Der betales ingen Udnyttelseskurs ved modning af de Betingede Aktier og ved Selskabets udstedelse af aktier til dig i overensstemmelse med den ovenfor beskrevne modningsplan.	No exercise price is payable upon the vesting of your Restricted Stock Units and the issuance of Company shares to you in accordance with the vesting schedule described above.
1.	Din retsstilling i forbindelse med fratræden	Your rights upon termination of employment
	Ved din fratræden vil dine Betingede Aktier blive behandlet som beskrevet i Tildelingsaftalen. Betingede Aktier vil bortfalde med omgående virkning i forbindelse med fratræden, medmindre andet er fastsat i henhold til Bestyrelsens fulde diskretionære beslutning.	The terms which regulate the treatment of your Restricted Stock Units upon termination of employment are set out in the Plan. Upon your termination of employment for any reason, any Restricted Stock Units shall terminate and be forfeited immediately, unless otherwise decided in the full discretion of the Board.
1.	De økonomiske aspekter af deltagelse i Tildelingen af betingede Aktier	Financial aspects of participating in the Restricted Stock Units Grant
	Tildeling af de Betingede Aktier har ingen umiddelbare økonomiske konsekvenser for dig. Værdien af optionen indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige vederlagsafhængige ydelser.	The grant of the Restricted Stock Units has no immediate financial consequences for you. The value of the Restricted Stock Units will not be included in the calculation of holiday allowance, pension contribution or other statutory remuneration calculated on the basis of the salary.

	Aktier er et finansielt instrument, og investering i aktier vil altid være forbundet med en risiko. Således afhænger gevinstmuligheden på udnyttelsestidspunktet udover Selskabets økonomiske forhold bl.a. af den generelle udvikling på aktiemarkedet.	Shares are financial instruments,and investing in shares will always be connected with a risk. Thus, the possibility of profit at the time of exercise will be dependent not only on the Company's financial development but also e.g. on the general development of the share market.

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Sted/place: [ * ]
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På vegne af Selskabet/On behalf of the Company
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